                                                                     Exhibit 2.1


                          AGREEMENT AND PLAN OF MERGER

                                 BY AND BETWEEN

                           UNION PLANTERS CORPORATION

                                       AND

                          REGIONS FINANCIAL CORPORATION

                          DATED AS OF JANUARY 22, 2004

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                                TABLE OF CONTENTS

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                                                                                   PAGE
Parties......................................................................        1

RECITALS.....................................................................        1

Article 1  TERMS OF FIRST STEP MERGER........................................        1

     1.1      First Step Merger..............................................        1
     1.2      First Effective Time...........................................        1
     1.3      Conversion of Regions Common Stock.............................        2
     1.4      Cancellation of Newco Common Stock.............................        3
     1.5      Cancellation of Shares Held by Union Planters or Regions.......        3
     1.6      Regions Stock Options and Other Equity-Based Awards............        3
     1.7      Organizational Documents of Surviving Corporation..............        5

Article 2  TERMS OF SECOND STEP MERGER.......................................        5

     2.1      Second Step Merger.............................................        5
     2.2      Time and Place of Closing......................................        5
     2.3      Effective Time.................................................        5
     2.4      Conversion of Union Planters Common Stock......................        6
     2.5      Effects on Common Stock........................................        6
     2.6      Union Planters Stock Options and Other Equity-Based Awards.....        7

Article 3  EXCHANGE OF SHARES................................................        8

     3.1      Exchange Procedures............................................        8
     3.2      Rights of Holders..............................................       10

Article 4  REPRESENTATIONS AND WARRANTIES....................................       10

     4.1      Disclosure Letters.............................................       10
     4.2      Standards......................................................       11
     4.3      Representations and Warranties of the Parties..................       12

Article 5  COVENANTS AND ADDITIONAL AGREEMENTS...............................       23

     5.1      Conduct of Business Prior to Effective Time....................       23
     5.2      Forbearances...................................................       23
     5.3      Dividends......................................................       25
     5.4      Redemption of Union Planters Series E Preferred Stock..........       26
     5.5      Reasonable Best Efforts........................................       26
     5.6      Shareholders' and Stockholders' Approvals......................       27
     5.7      Registration Statement; Joint Proxy Statement/Prospectus.......       27
     5.8      Listing of Newco Common Stock..................................       28
     5.9      Applications and Consents......................................       28
     5.10     Notification of Certain Matters................................       29
     5.11     Investigation and Confidentiality..............................       29
     5.12     Press Releases; Publicity......................................       30
     5.13     Acquisition Proposals..........................................       30
     5.14     Takeover Laws; No Rights Triggered.............................       31
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
     5.15     Exemption from Liability Under Section 16(b)...................       31
     5.16     Agreement of Affiliates........................................       32
     5.17     Employee Benefits and Contracts................................       32
     5.18     Indemnification................................................       33
     5.19     Corporate Governance...........................................       35
     5.20     Formation of Newco.............................................       37
     5.21     Change of Method...............................................       37
     5.22     Restructuring Efforts..........................................       37

Article 6  CONDITIONS PRECEDENT TO OBLIGATIONS TO CONSUMMATE.................       37

     6.1      Conditions to Obligations of Each Party........................       37
     6.2      Conditions to Obligations of Regions...........................       38
     6.3      Conditions to Obligations of Union Planters....................       39

Article 7  TERMINATION.......................................................       40

     7.1      Termination....................................................       40
     7.2      Effect of Termination..........................................       40

Article 8  MISCELLANEOUS.....................................................       41

     8.1      Definitions....................................................       41
     8.2      Non-Survival of Representations and Covenants..................       50
     8.3      Expenses.......................................................       50
     8.4      Termination Fee................................................       50
     8.5      Entire Agreement...............................................       51
     8.6      Amendments.....................................................       52
     8.7      Waivers........................................................       52
     8.8      Assignment.....................................................       52
     8.9      Notices........................................................       52
     8.10     Governing Law..................................................       53
     8.11     Counterparts...................................................       53
     8.12     Captions.......................................................       53
     8.13     Interpretations................................................       54
     8.14     Severability...................................................       54
     8.15     Waiver of Jury Trial...........................................       54

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LIST OF EXHIBITS

EXHIBIT                         DESCRIPTION
-------                         -----------
 1.            Amendment to Union Planters Rights Plan (Section 3.3(b)(iii))

 2-A.          Form of Union Planters Affiliate Letter (Section 5.16)

 2-B.          Form of Regions Affiliate Letter (Section 5.16)

                          AGREEMENT AND PLAN OF MERGER

         THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is made and entered into as of January 22, 2004, by and between UNION PLANTERS CORPORATION, a Tennessee corporation ("Union Planters"), and REGIONS FINANCIAL CORPORATION, a Delaware corporation ("Regions").

                                    RECITALS

         A. APPROVALS. The Boards of Directors of Union Planters and Regions have determined that the transactions described herein are consistent with, and will further, their respective business strategies and goals, and are in the best interests of Union Planters and Regions, respectively, and their respective shareholders and stockholders.

         B. THE MERGER. This Agreement provides for a strategic business combination through the merger of Regions with and into a newly-formed Subsidiary of Regions and Union Planters to be organized under Delaware law ("Newco") with Newco as the surviving corporation, followed immediately thereafter by the merger of Union Planters with and into Newco with Newco as the surviving corporation.

         C. INTENTION OF THE PARTIES. It is the intention of the Parties that the First Step Merger and the Second Step Merger, for federal income Tax purposes shall each qualify as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code and that this Agreement shall constitute a "plan of reorganization" for purposes of Sections 354 and 361 of the Internal Revenue Code.

         D. DEFINED TERMS. Certain capitalized terms used in this Agreement are defined in Section 8.1 of this Agreement.

         NOW, THEREFORE, in consideration of the above and the mutual warranties, representations, covenants, and agreements set forth herein, and intending to be legally bound hereby, the Parties agree as follows:

                                   ARTICLE 1
                           TERMS OF FIRST STEP MERGER

         1.1 FIRST STEP MERGER. Subject to the terms and conditions of this Agreement, at the First Effective Time, Regions shall be merged with and into Newco in accordance with the provisions of Section 251 of the DGCL (the "First Step Merger"). Newco shall be the surviving corporation in the First Step Merger and shall continue to be governed by the laws of the State of Delaware. Upon consummation of the First Step Merger, the separate corporate existence of Regions shall cease.

         1.2 FIRST EFFECTIVE TIME. Subject to the terms and conditions of this Agreement, on or before the Closing Date, the Parties will cause articles of merger to be filed with the Secretary of State of the State of Delaware (the "Delaware Secretary") as provided in Section 251 of the DGCL to effect the First Step Merger. The First Step Merger shall take effect when such articles of merger are filed, or at such other time as may be specified therein (the "First Effective Time").

Subject to the terms and conditions hereof, unless otherwise mutually agreed upon by the duly authorized officers of each Party, the Parties shall cause the First Effective Time to occur on the fifth business day following the date on which satisfaction or waiver of the last of the conditions set forth in Article 6 has occurred (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions), or such earlier date mutually agreed upon by the Parties.

         1.3 CONVERSION OF REGIONS COMMON STOCK. At the First Effective Time, in each case subject to Sections 1.3(c) and 1.5, by virtue of the First Step Merger and without any action on the part of the Parties, Newco or the holder of any of the following securities:

                           (a) Each share of Regions Common Stock that is Outstanding immediately prior to the First Effective Time (other than shares of Regions Common Stock held by either Party, any of their respective Subsidiaries or Newco (in each case other than in a fiduciary or agency capacity or as a result of debts previously contracted)) shall be converted into the right to receive the number of shares of Newco Common Stock equal to the Exchange Ratio.

                           (b) All shares of Regions Common Stock converted pursuant to this Section 1.3 shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist as of the First Effective Time, and each certificate previously representing any such shares of Regions Common Stock (the "Old Regions Certificates") shall cease to have any rights except it shall thereafter represent the right to receive with respect to each underlying share of Regions Common Stock (i) a certificate representing the number of whole shares of Newco Common Stock into which the shares of Regions Common Stock represented by such Old Regions Certificate have been converted pursuant to this Section 1.3, (ii) in accordance with Section 1.3(c), cash in lieu of fractional shares of Newco Common Stock represented by such Old Regions Certificate which have been converted pursuant to this Section 1.3, and (iii) any dividends or distributions which the holder thereof has the right to receive pursuant to Section 3.1(a).

                           (c) Notwithstanding any other provision of this Agreement, each holder of shares of Regions Common Stock exchanged pursuant to the First Step Merger who would otherwise have been entitled to receive a fraction of a share of Newco Common Stock (after taking into account all Old Regions Certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest and rounded to the nearest cent) in an amount equal to such fractional part of a share of Newco Common Stock (i) multiplied by the closing sale price of Regions Common Stock on the NYSE Composite Transaction Tape on the trading day immediately preceding the Closing Date as reported by The Wall Street Journal or, if not reported therein, in another authoritative source and (ii) divided by the Exchange Ratio.

                           (d) If, following the date of this Agreement and prior to the First Effective Time, the outstanding shares of Regions Common Stock or Union Planters Common Stock shall have been increased, decreased, changed into or exchanged for a different number or kind of shares or securities as a result of a reorganization,

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         recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other similar change in capitalization, then an appropriate and proportionate adjustment shall be made to the Exchange Ratio.

         1.4 CANCELLATION OF NEWCO COMMON STOCK. At and after the First Effective Time, each share of Newco Common Stock issued and outstanding immediately prior to the First Effective Time (other than any shares held by Union Planters or its Subsidiaries) shall be cancelled and retired and shall resume the status of authorized and unissued shares of Newco Common Stock, and no shares of Newco Common Stock or other securities of Newco shall be issued in respect thereof.

         1.5 CANCELLATION OF SHARES HELD BY UNION PLANTERS OR REGIONS. Each of the shares of Regions Common Stock held by either Party, any of their respective Subsidiaries or Newco (in each case other than in a fiduciary or agency capacity or as a result of debts previously contracted) shall be cancelled and retired and shall cease to exist at the First Effective Time and no consideration shall be issued in exchange therefor.

         1.6      REGIONS STOCK OPTIONS AND OTHER EQUITY-BASED AWARDS.

                  (a) Each option to purchase shares of Regions Common Stock (a "Regions Stock Option") granted under an equity compensation plan of Regions (a "Regions Stock Plan"), whether vested or unvested, that is outstanding and unexercised immediately prior to the First Effective Time shall cease, at the First Effective Time, to represent a right to acquire shares of Regions Common Stock and shall be converted at the First Effective Time, without any action on the part of any holder of any Regions Stock Option, into an option to purchase shares of Newco Common Stock (a "Newco Stock Option") on the same terms and conditions (including any option reload features relating to any Regions Stock Option outstanding on the date hereof or granted after the date hereof in accordance with Section 5.2(b)) as were applicable under such Regions Stock Option (but taking into account any changes thereto, including any acceleration thereof, provided for in the relevant Regions Stock Plan, or in the related award document by reason of the transactions contemplated hereby). The number of shares of Newco Common Stock subject to each such Newco Stock Option shall be equal to the number of shares of Regions Common Stock subject to each such Regions Stock Option multiplied by the Exchange Ratio, rounded, if necessary, to the nearest whole share of Newco Common Stock, and such Regions Stock Option shall have an exercise price per share (rounded to the nearest cent) equal to the per share exercise price specified in such Regions Stock Option divided by the Exchange Ratio; provided that, in the case of any Regions Stock Option to which Section 421 of the Internal Revenue Code applies as of the First Effective Time (after taking into account the effect of any accelerated vesting thereof, if applicable) by reason of its qualification under Section 422 or Section 423 of the Internal Revenue Code, the exercise price, the number of shares of Newco Common Stock subject to such option and the terms and conditions of exercise of such option shall be determined in a manner consistent with the requirements of Section 424(a) of the Internal Revenue Code.

                  (b) At the First Effective Time, each Right consisting of, based on or relating to shares of Regions Common Stock granted under an Regions Stock Plan, other than Regions Stock Options (each, a "Regions Stock-Based Award"), whether vested or unvested, contingent or accrued, which is outstanding immediately prior to the First Effective Time shall cease, at the First Effective Time, to represent a Right with respect to shares of Regions Common Stock and shall be converted without any action on the part of any holder of a Right, at the First Effective Time, into a Right consisting of, based on or relating to shares of Newco Common Stock (a "Newco Stock-Based Award"), on the same terms and conditions as were applicable under the Regions Stock-Based Awards (but taking into account any changes thereto, including any acceleration thereof, provided for in the relevant Regions Stock Plan or in the related award document by reason of the transactions contemplated hereby). The number of shares of Newco Common Stock subject to each such Newco Stock-Based Award shall be equal to the number of shares of Regions Common Stock subject to the Regions Stock-Based Award multiplied by the Exchange Ratio, rounded, if necessary, to the nearest whole share of Newco Common Stock and, if applicable, such Newco Stock-Based Award shall have an exercise price per share (rounded to the nearest cent) equal to the per share exercise price specified in the Regions Stock Based Award divided by the Exchange Ratio. Any dividend equivalents credited to the account of each holder of an Regions Stock-Based Award as of the First Effective Time shall remain credited to such holder's account immediately following the First Effective Time, subject to adjustment in accordance with the foregoing (without duplication to the increase in dividend announced by Regions on the date hereof).

                  (c) As soon as practicable after the First Effective Time, Newco shall deliver to the holders of Regions Stock Options and Regions Stock-Based Awards any required notices setting forth such holders' rights pursuant to the relevant Regions Stock Plans and award documents and stating that such Regions Stock Options and Regions Stock-Based Awards have been assumed by Newco and shall continue in effect on the same terms and conditions (subject to the adjustments required by this Section 1.6 after giving effect to the Merger and the terms of the relevant Regions Stock Plans).

                  (d) Following the First Effective Time, Newco may maintain the Regions Stock Plans for purposes of granting future awards to individuals who were employees of Regions at the First Effective Time. If so, the provisions of the Regions Stock Plans, including the respective terms of such plans, will be unchanged, except that all Rights issued by Newco pursuant to the Regions Stock Plans following the First Effective Time shall be Rights in respect of Newco Common Stock, and the number of shares of Newco Common Stock available for future issuance pursuant to each Regions Stock Plan following the First Effective Time (the "Available Regions Stock Plan Shares") shall be equal to the number of shares of Regions Common Stock so available immediately prior to the First Effective Time, multiplied by the Exchange Ratio, rounded, if necessary, to the nearest whole share of Newco Common Stock.

                  (e) Prior to the First Effective Time, Regions shall take all necessary action and make all necessary arrangements for the adjustment of Regions Stock Options and Regions Stock-Based Awards under this Section 1.6. Newco shall reserve for future issuance a number of shares of Newco Common Stock at least equal to the number of shares of Newco Common Stock that will be subject to Newco Stock Options and Newco Stock-Based Awards as a result of the actions contemplated by this Section 1.6, plus the number of Available Regions Stock Plan Shares in the event that Newco maintains the Regions Stock Plans as contemplated by this Section 1.6. As soon as practicable following the Effective Time, Newco shall file a registration statement on Form S-8 or S-3, as the case dictates (or any successor form, or if Form S-8 or S-3 is not available, other appropriate forms), with respect to the shares of Newco Common Stock subject to such Newco Stock Options and Newco Stock-Based Awards (and the Available Regions Stock Plan Shares, as the case dictates) and shall maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such Newco Stock Options and Newco Stock-Based Awards remain outstanding.

                  (f) Regions shall take such action as is necessary to provide that as of no later than three business days prior to the Closing Date no further shares of Regions Common Stock will be purchased under the Regions Dividend Reinvestment Plan (the "Regions DRIP"); provided, that such cessation of further purchases following the Closing Date shall be conditioned upon the consummation of the Merger. Immediately prior to and effective as of the First Effective Time and subject to the consummation of the Merger, Regions shall terminate the Regions DRIP.

         1.7 ORGANIZATIONAL DOCUMENTS OF NEWCO. The Organizational Documents of Newco in effect at the First Effective Time shall be as previously disclosed by Regions in its Disclosure Letter, with such changes thereto as shall be mutually agreed upon by Regions and Union Planters, until thereafter amended in accordance with applicable Law and Newco's Organizational Documents.

                                   ARTICLE 2
                           TERMS OF SECOND STEP MERGER

         2.1 SECOND STEP MERGER. Subject to the terms and conditions of this Agreement, at the Effective Time, Union Planters shall be merged with and into Newco in accordance with the provisions of Section 252 of the DGCL and
Section 102 of the TBCA (the "Second Step Merger" and, together with the First Step Merger, the "Merger"). Newco shall be the surviving corporation in the Second Step Merger and shall continue to be governed by the Laws of the State of Delaware. Upon consummation of the Second Step Merger, the separate corporate existence of Union Planters shall cease.

         2.2 TIME AND PLACE OF CLOSING. The closings of the First Step Merger and the Second Step Merger (the "Closing") shall take place sequentially (with the Second Step Merger occurring immediately after the First Step Merger), on the same day, at such time and place as Regions and Union Planters shall agree, on the date when the First Effective Time and the Effective Time (as defined in Section 2.3) is to occur (the "Closing Date"). The parties shall coordinate filing to ensure the timing of the foregoing.

         2.3 EFFECTIVE TIME. Subject to the terms and conditions of this Agreement, on or before the Closing Date, the Parties will cause articles of merger to be filed with the Delaware Secretary as provided in Section 251 of the DGCL and with the Secretary of State of the State of Tennessee (the "Tennessee Secretary") as provided in Section 102 of the TBCA to effect the Second Step Merger. The Second Step Merger shall take effect when such articles of merger are filed, or at such other time as may be specified therein (the "Effective Time").

         2.4 CONVERSION OF UNION PLANTERS COMMON STOCK. At the Effective Time, in each case subject to Section 2.5, by virtue of the Second Step Merger and without any action on the part of the Parties, Newco or the holder of any of the following securities:

                           (a) Each share of Union Planters Common Stock (including the Union Planters Shareholder Rights) that is Outstanding immediately prior to the Effective Time (other than shares of Union Planters Common Stock held by either Party, any of their respective Subsidiaries or Newco (in each case other than in a fiduciary or agency capacity or as a result of debts previously contracted)) shall be converted into the right to receive one share of Newco Common Stock.

                           (b) All shares of Union Planters Common Stock converted pursuant to this Section 2.4 shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist as of the Effective Time, and each certificate previously representing any such shares of Union Planters Common Stock (the "Old Union Planters Certificates" and together with the Old Regions Certificates, the "Old Certificates") shall cease to have any rights except it shall thereafter represent the right to receive with respect to each underlying share of Union Planters Common Stock (i) a certificate representing the number of whole shares of Newco Common Stock into which the shares of Union Planters Common Stock represented by such Old Union Planters Certificate have been converted pursuant to this Section 2.4, and (ii) any dividends or distributions which the holder thereof has the right to receive pursuant to Section 3.1(a).

                           (c) If, following the date of this Agreement and prior to the Effective Time, the outstanding shares of Regions Common Stock or Union Planters Common Stock shall have, except as provided for herein, been increased, decreased, changed into or exchanged for a different number or kind of shares or securities as a result of a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other similar change in capitalization, then an appropriate and proportionate adjustment shall be made to the number of shares of Newco Common Stock that each share of Union Planters Common Stock shall represent the right to receive upon conversion.

         2.5      EFFECTS ON COMMON STOCK.

                  (a) At and after the Effective Time, each share of Newco Common Stock issued and outstanding immediately prior to the Closing Date shall remain an issued and outstanding share of common stock of the Surviving Corporation and shall not be affected by the Second Step Merger; provided that any shares of Newco Common Stock held by Union Planters or its Subsidiaries prior to the Effective Time shall be cancelled and retired and shall resume the status of authorized and unissued shares of Newco Common stock, and no shares of Newco Common Stock or other securities of Newco shall be issued in respect thereof.

                  (b) Each of the shares of Union Planters Common Stock held by either Party, any of their respective Subsidiaries or Newco (in each case other than in a fiduciary or agency capacity or as a result of debts previously contracted) shall be cancelled and retired and shall cease to exist at the Effective Time and no consideration shall be issued in exchange therefor.

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

         2.6      UNION PLANTERS STOCK OPTIONS AND OTHER EQUITY-BASED AWARDS.

                  (a) Each option to purchase shares of Union Planters Common Stock (a "Union Planters Stock Option") granted under an equity compensation plan of Union Planters (a "Union Planters Stock Plan"), whether vested or unvested, that is outstanding and unexercised immediately prior to the Effective Time shall cease, at the Effective Time, to represent a right to acquire shares of Union Planters Common Stock and shall be converted at the Effective Time, without any action on the part of any holder of any Union Planters Stock Option, into a Newco Stock Option on the same terms and conditions (including any option reload features relating to any Union Planters Stock Option outstanding on the date hereof or granted after the date hereof in accordance with Section 5.2(b)) as were applicable under such Union Planters Stock Option (but taking into account any changes thereto, including any acceleration thereof, provided for in the relevant Union Planters Stock Plan, or in the related award document by reason of the transactions contemplated hereby). The number of shares of Newco Common Stock subject to each such Newco Stock Option shall be equal to the number of shares of Union Planters Common Stock subject to each such Union Planters Stock Option, and such Newco Stock Option shall have an exercise price per share equal to the per share exercise price specified in such Union Planters Stock Option; provided that, in the case of any Union Planters Stock Option to which Section 421 of the Internal Revenue Code applies as of the First Effective Time (after taking into account the effect of any accelerated vesting thereof, if applicable) by reason of its qualification under Section 422 or Section 423 of the Internal Revenue Code, the exercise price, the number of shares of Newco Common Stock subject to such option and the terms and conditions of exercise of such option shall be determined in a manner consistent with the requirements of Section 424(a) of the Internal Revenue Code.

                  (b) At the Effective Time, each Right consisting of, based on or relating to shares of Union Planters Common Stock granted under a Union Planters Stock Plan, other than Union Planters Stock Options (each, a "Union Planters Stock-Based Award"), whether vested or unvested, contingent or accrued, which is outstanding immediately prior to the Effective Time shall cease, at the Effective Time, to represent a Right with respect to shares of Union Planters Common Stock and shall be converted without any action on the part of any holder of a Right, at the Effective Time, into a Newco Stock-Based Award, on the same terms and conditions as were applicable under the Union Planters Stock-Based Awards (but taking into account any changes thereto, including any acceleration thereof, provided for in the relevant Union Planters Stock Plan or in the related award document by reason of the transactions contemplated hereby). The number of shares of Newco Common Stock subject to each such Newco Stock-Based Award shall be equal to the number of shares of Union Planters Common Stock subject to the Union Planters Stock-Based Award. Any dividend equivalents credited to the account of each holder of a Union Planters Stock-Based Award as of the Effective Time shall remain credited to such holder's account immediately following the Effective Time, subject to adjustment in accordance with the foregoing.

                  (c) As soon as practicable after the Effective Time, Newco shall deliver to the holders of Union Planters Stock Options and Union Planters Stock-Based Awards any required notices setting forth such holders' rights pursuant to the relevant Union Planters Stock Plans and award documents and stating that such Union Planters Stock Options and Union Planters Stock-Based Awards have been assumed by Newco and shall continue in effect on the same terms and conditions (subject to the adjustments required by this Section 2.6 after giving effect to the Merger and the terms of the relevant Union Planters Stock Plans).

                  (d) Following the Effective Time, Newco may maintain the Union Planters Stock Plans for purposes of granting future awards to individuals who were employees of Union Planters at the Effective Time. If so, the provisions of the Union Planters Stock Plans, including the respective terms of such plans, will be unchanged, except that all Rights issued by Newco pursuant to the Union Planters Stock Plans following the Effective Time shall be Rights in respect of Newco Common Stock, and the number of shares of Newco Common Stock available for future issuance pursuant to each Union Planters Stock Plan following the Effective Time (the "Available Union Planters Stock Plan Shares") shall be equal to the number of shares of Union Planters Common Stock so available immediately prior to the Effective Time.

                  (e) Prior to the Effective Time, Union Planters shall take all necessary action for the adjustment of Union Planters Stock Options and Union Planters Stock-Based Awards under this Section 2.6. Newco shall reserve for future issuance a number of shares of Newco Common Stock at least equal to the number of shares of Newco Common Stock that will be subject to Newco Stock Options and Newco Stock-Based Awards as a result of the actions contemplated by this Section 2.6, plus the number of Available Union Planters Stock Plan Shares in the event that Newco maintains the Union Planters Stock Plans as contemplated by this Section 2.6. As soon as practicable following the Effective Time, Newco shall file a registration statement on Form S-8 or S-3, as the case dictates (or any successor form, or if Form S-8 or S-3 is not available, other appropriate forms), with respect to the shares of Newco Common Stock subject to such Newco Stock Options and Newco Stock-Based Awards (and the Available Union Planters Stock Plan Shares, as the case dictates) and shall maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such Newco Stock Options and Newco Stock-Based Awards remain outstanding.

                  (f) Union Planters shall take such action as is necessary to provide that as of no later than three business days prior to the Closing Date no further shares of Union Planters Common Stock will be purchased under the Union Planters Dividend Reinvestment Plan (the "Union Planters DRIP"); provided, that such cessation of further purchases following the Closing Date shall be conditioned upon the consummation of the Merger. Immediately prior to and effective as of the First Effective Time and subject to the consummation of the Merger, Union Planters shall terminate the Union Planters DRIP.

                                   ARTICLE 3
                               EXCHANGE OF SHARES

         3.1      EXCHANGE PROCEDURES.

                  (a) At or prior to the First Effective Time, Newco shall deposit, or shall cause to be deposited, with the Exchange Agent, for the benefit of the holders of Old Certificates, for exchange in accordance with
Article 1 and Article 2 and this Article 3, certificates representing Newco Common Stock ("New Certificates") (together with any dividends or distributions with respect thereto and any cash to be paid hereunder in lieu of fractional shares of Newco Common

Stock (without any interest thereon), the "Exchange Fund") to be paid pursuant to Article 1 and Article 2 and this Article 3 in exchange for outstanding shares of Union Planters Common Stock and Regions Common Stock.

                  (b) As promptly as practicable after the Effective Time and the First Effective Time, respectively, Newco shall send or cause to be sent to each former holder of record of shares of Union Planters Common Stock and Regions Common Stock immediately prior to the Effective Time and the First Effective Time, respectively (each, a "Holder"), transmittal materials for use in exchanging such Holder's Old Certificates for the consideration set forth in
Article 1 and Article 2 (which shall specify that delivery shall be effected, and risk of loss and title to the certificates theretofore representing such shares of Union Planters Common Stock and Regions Common Stock shall pass, only upon proper delivery of such certificates to the Exchange Agent). Newco shall cause the New Certificates for shares of Newco Common Stock into which shares of a Holder's Union Planters Common Stock or Regions Common Stock, as the case may be, are converted at the Effective Time or dividends or distributions which such Person shall be entitled to receive and any fractional share interests (in the case of Regions Holders only), to be delivered to such Person upon delivery to the Exchange Agent of Old Certificates representing such shares of Union Planters Common Stock or Regions Common Stock, as the case may be, together with the transmittal materials, duly executed and completed in accordance with the instructions thereto. No interest will accrue or be paid on any such cash to be paid pursuant to Article 1 and Article 2 and this Article 3 upon such delivery. If any New Certificate is to be issued or any cash payment is to be made in a name other than that in which the Old Certificate surrendered in exchange therefor is registered, it shall be a condition of such exchange that the Person requesting such exchange shall pay any transfer or other Taxes required by reason of the issuance of such New Certificate or the making of such cash payment in a name other than that of the registered Holder of the Old Certificate surrendered, or shall establish to the satisfaction of Newco and the Exchange Agent that any such Taxes have been paid or are not applicable. Any Person who the Parties reasonably believe to be an "affiliate" of Union Planters or Regions for purposes of Rule 145 of the 1933 Act shall not be entitled to receive any New Certificate or payment pursuant to Article 1 or Article 2 or this Article 3 until such Person shall have duly executed and delivered an appropriate agreement as described in Section 5.16.

                  (c) Notwithstanding the foregoing, none of the Exchange Agent, any of the Parties or any of their respective Subsidiaries shall be liable to any former Holder of Union Planters Common Stock or Regions Common Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar Laws.

                  (d) If any Old Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Old Certificate to be lost, stolen or destroyed and, if required by Newco or the Exchange Agent, the posting by such Person of a bond in such reasonable amount as Newco or the Exchange Agent may direct as indemnity against any claim that may be made against it with respect to such Old Certificate, Newco or the Exchange Agent shall, in exchange for the shares of Union Planters Common Stock or Regions Common Stock represented by such lost, stolen or destroyed Old Certificate, issue or cause to be issued a New Certificate and pay or cause to be paid the amounts, if any, deliverable in respect to the shares of Union Planters Common Stock or Regions Common Stock, as the case may be, formerly represented by such Old Certificate pursuant to this Agreement.

                  (e) Any portion of the Exchange Fund that remains unclaimed by the Holders of Union Planters and Regions for six months after the Effective Time shall be returned to Newco (together with any dividends or earnings in respect thereof). Any Holders of Union Planters or Regions who have not theretofore complied with this Article 3 shall thereafter be entitled to look only to Newco, and only as a general creditor thereof, for payment of the consideration deliverable in respect of each share of Union Planters Common Stock or Regions Common Stock such Holder holds as determined pursuant to this Agreement, in each case, without any interest thereon.

         3.2 RIGHTS OF HOLDERS. At the Effective Time, the stock transfer books of Union Planters and Regions shall be closed and no transfer by any Holder shall thereafter be made or recognized. Until surrendered for exchange in accordance with the provisions of Section 3.1, each Old Certificate (other than shares to be cancelled pursuant to Section 1.5) shall from and after the Effective Time or the First Effective Time, as the case may be, represent for all purposes only the right to receive the consideration provided in Sections
1.3 and 2.4, as the case may be, and any dividends or any other distributions with a record date prior to the Effective Time which have been declared or made by Union Planters in respect of such shares of Union Planters Common Stock or Regions in respect of Regions Common Stock in accordance with the terms of this Agreement and which remain unpaid at the Effective Time. To the extent permitted by Law, Holders shall be entitled to vote after the Effective Time at any meeting of Newco stockholders the number of whole shares of Newco Common Stock into which their respective shares of Union Planters Common Stock or Regions Common Stock, as the case may be, are converted, regardless of whether such Holders have exchanged their certificates representing Union Planters Common Stock or Regions Common Stock, as the case may be, for New Certificates representing Newco Common Stock in accordance with the provisions of this Agreement, but beginning 30 days after the Effective Time no such Holder shall be entitled to vote on any matter until such Holder surrenders such Old Certificate for exchange as provided in Section 3.1. Whenever a dividend or other distribution is declared by Newco on Newco Common Stock, the record date for which is at or after the Effective Time, the declaration shall include dividends or other distributions on all shares of Newco Common Stock issuable pursuant to this Agreement, but beginning 30 days after the Effective Time no dividend or other distribution payable to the holders of record of Newco Common Stock as of any time subsequent to the Effective Time shall be delivered to the Holder of an Old Certificate until such Holder surrenders such Old Certificate for exchange as provided in Section 3.1. However, upon surrender of the Old Certificate, both the New Certificate, together with all such undelivered dividends or other distributions (without interest) and any undelivered cash payments to be paid for fractional share interests (without interest), shall be delivered and paid with respect to each share represented by such New Certificate.

                                   ARTICLE 4
                         REPRESENTATIONS AND WARRANTIES

         4.1 DISCLOSURE LETTERS. Prior to the execution and delivery of this Agreement, each Party has delivered to the other Party a letter (its "Disclosure Letter") setting forth, among other things, items the disclosure of which is necessary or appropriate either in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more of such Party's representations or warranties contained in Section 4.3 or to one or more of its covenants contained in Article 5; provided, that (i) no such item is required to be set forth in a Party's Disclosure Letter as an exception to any representation or warranty of such Party if its absence would not result in the related representation or warranty being deemed untrue or incorrect under the standard established by Section 4.2, and (ii) the mere inclusion of an item in a Party's Disclosure Letter as an exception to a representation or warranty shall not be deemed an admission by that Party that such item represents a material exception or fact, event or circumstance or that such item is reasonably likely to result in a Material Adverse Effect with respect to such Party. Any disclosures made with respect to a subsection of Section 4.3 shall be deemed to qualify (a) any subsections of Section 4.3 specifically referenced or cross-referenced and (b) other subsections of Section 4.3 to the extent it is clear (notwithstanding the absence of a specific cross reference) from a reading of the disclosure that such disclosure (i) applies to such other subsections and (ii) contains sufficient detail to enable a reasonable Person to recognize the relevance of such disclosure to such other subsections.

         4.2      STANDARDS.

                  (a) No representation or warranty of any Party hereto or Newco contained in Section 4.3 (other than the representations and warranties in (i) Sections 4.3(b)(i), 4.3(c)(i) and (ii), and 4.3(r) which shall be true and correct in all material respects with respect to it, and (ii) Sections 4.3(b)(ii)(A) and 4.3(e)(ii) which shall be true and correct in all respects) shall be deemed untrue or incorrect, and no Party hereto or Newco shall be deemed to have breached a representation or warranty, as a consequence of the existence or absence of any fact, circumstance or event unless such fact, circumstance or event, individually or taken together with all other facts, circumstances or events inconsistent with any representation or warranty contained in Section 4.3, has had or is reasonably likely to have a Material Adverse Effect on such Party or Newco.

                  (b) The term "Material Adverse Effect," as used with respect to a Party or Newco, means an effect which (i) is materially adverse to the business, properties, financial condition or results of operations of such Party and its Subsidiaries, or Newco, taken as a whole, or (ii) materially impairs the ability of such Party or Newco to consummate the Merger and the transactions contemplated hereby on a timely basis; provided that, in determining whether a Material Adverse Effect has occurred, there shall be excluded any effect to the extent attributable to or resulting from (A) any changes in Laws, regulations or interpretations of Laws or regulations generally affecting the banking, bank holding company or financial holding company businesses, (B) any change in GAAP or regulatory accounting requirements, generally affecting the banking, bank holding company or financial holding company businesses, (C) events, conditions or trends in economic, business or financial conditions generally affecting the banking, bank holding company or financial holding company businesses specifically, (D) changes in national or international political or social conditions including the engagement by the United States in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack upon or within the United States, or any of its territories, possessions or diplomatic or consular offices or upon any military installation, equipment or personnel of the United States, (E) the effects of the actions expressly permitted or required by this Agreement or that are taken with the prior informed written consent of the other Party and Newco in contemplation of the transactions contemplated hereby, and (F) the announcement of this Agreement and the transactions contemplated hereby.

         4.3 REPRESENTATIONS AND WARRANTIES OF THE PARTIES. Subject to and giving effect to Sections 4.1 and 4.2 and except as set forth in the relevant Disclosure Letter, Regions hereby represents and warrants to Union Planters and Union Planters hereby represents and warrants to Regions, and Newco hereby represents and warrants to Regions and Union Planters that:

                  (a) ORGANIZATION, STANDING, AND POWER; SUBSIDIARIES. It, and each of its Subsidiaries, is duly organized, validly existing, and (to the extent applicable) in good standing under the Laws of the jurisdiction in which it is organized. It, and each of its Subsidiaries, has the requisite corporate power and authority to own, lease, and operate its properties and assets and to carry on its business as now conducted. It, and each of its Subsidiaries, is duly qualified or licensed to do business and (to the extent applicable) in good standing in the States of the United States and foreign jurisdictions where the character of its assets or the nature or conduct of its business requires it to be so qualified or licensed. It has made available to the other Party hereto a complete and correct copy of its Organizational Documents, each as amended to the date hereof and as in full force and effect as of the date hereof. A true and complete list of its direct and indirect Subsidiaries as of the date hereof is set forth in Section 4.3(a) of its Disclosure Letter.

                  (b)      AUTHORITY; NO BREACH OF AGREEMENT.

                           (i) It has, and Newco will have, the corporate power and authority necessary to execute, deliver, and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery, and performance of this Agreement, and the consummation of the transactions contemplated hereby, including the Merger, by it, have been duly and validly authorized by all necessary corporate action (including valid authorization and unanimous adoption of this Agreement by its duly constituted Board of Directors), subject only to the receipt of (A) in the case of Union Planters, the approval of this Agreement by the holders of a majority of the Outstanding shares of Union Planters Common Stock (the "Union Planters Shareholder Approval"), (B) in the case of Regions, approval of this Agreement by the holders of a majority of the Outstanding shares of Regions Common Stock (the "Regions Stockholder Approval") and (C) in the case of Newco, approval of this Agreement and the transactions contemplated hereby by Union Planters and Regions, as the sole stockholders of Newco (the "Newco Stockholder Approval"). Subject to the Union Planters Shareholder Approval in the case of Union Planters, the Regions Stockholder Approval in the case of Regions, and the Newco Stockholder Approval in the case of Newco and assuming due authorization, execution, and delivery of this Agreement by the other Party and by Newco, this Agreement represents a legal, valid, and binding obligation of it, enforceable against it in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium, or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

                           (ii) Neither the execution and delivery of this Agreement by it, nor the consummation by it of the transactions contemplated hereby, nor compliance by it with any of the provisions hereof, will (A) conflict with or result in a breach or violation of any provision of its Organizational Documents,
         (B) constitute or result in a Default under, or require any Consent pursuant to, or result in the creation or acceleration of any Lien (with or without the giving of notice, the lapse of time or both) on any material asset of it or its Subsidiaries under, any Contract or Permit of it or its Subsidiaries, or any change in the rights or obligations under any Contract, or (C) subject to receipt of the Regulatory Consents and the expiration of any waiting period required by Law, violate any Law, Order or governmental license applicable to it or its Subsidiaries or any of their respective material assets.

                           (iii) In the case of Union Planters only, it has taken all action necessary or appropriate so that the entering into of this Agreement, and the consummation of the transactions contemplated hereby (individually or in conjunction with any other event), do not and will not result in the ability of any Person to exercise any rights under the Union Planters Rights Plan or enable or require the Union Planters Shareholder Rights to separate from the shares of Union Planters Common Stock to which they are attached or to be triggered or become exercisable or unredeemable. No "Distribution Date" (as such term is defined in the Union Planters Rights Plan) has occurred or will occur as a result of the transactions contemplated hereby. Union Planters has duly adopted an amendment to the Union Planters Rights Plan substantially in the form attached hereto as Exhibit 1.

                           (iv) Other than in connection or compliance with the provisions of the Securities Laws, and other than (A) the Regulatory Consents, (B) notices to or filings with the Internal Revenue Service or the Pension Benefit Guaranty Corporation (the "PBGC") or both with respect to any Compensation and Benefit Plans, and
         (C) as set forth in Section 4.3(b)(iv) of its Disclosure Letter, no notice to, application or filing with, or Consent of, any Governmental Authority is necessary in connection with the execution, delivery or performance of this Agreement and the consummation by it of the Merger and the other transactions contemplated by this Agreement.

                  (c)      CAPITAL STOCK.

                           (i) In the case of Union Planters only, the authorized capital stock of Union Planters consists of 300,000,000 shares of Union Planters Common Stock and 10,000,000 shares of Union Planters Preferred Stock, of which, as of the date of this Agreement,
         (A) 188,960,454 shares of Union Planters Common Stock were issued and outstanding, (B) 389,910 shares of Union Planters Series E Preferred Stock were issued and outstanding, and (C) no shares of Union Planters Series F Preferred Stock were issued and outstanding, and not more than 211,094,923 shares of Union Planters Common Stock and no shares of Union Planters Series E Preferred Stock will be issued and outstanding immediately prior to the Effective Time. As of the date of this Agreement, no more than 18,668,648 shares of Union Planters Common Stock were subject to Union Planters Stock Options granted under Union Planters Stock Plans. As of the date of this Agreement, there were no more than 21,406,507 shares of Union Planters Common Stock subject to outstanding Rights under the Union Planters Stock Plans. Except as set forth in this Section 4.3(c)(i), or as contemplated by the Union Planters Rights Plan, the Union Planters DRIP or as specifically set forth in Section 4.3(c)(i) of

         Union Planters' Disclosure Letter (which shall set forth in detail (including exercise prices) all outstanding (i) stock options, (ii) shadow stock units and (iii) restricted stock and restricted stock units under Union Planters Stock Plans), there are no shares of Union Planters Capital Stock or other equity securities of Union Planters outstanding and no outstanding Rights relating to the Union Planters Capital Stock, and no Person has any Contract or any right or privilege (whether pre-emptive or contractual) capable of becoming a Contract or Right for the purchase, subscription or issuance of any securities of Union Planters. All of the Outstanding shares of Union Planters Capital Stock are duly and validly authorized, issued and outstanding and are fully paid and nonassessable. None of the outstanding shares of Union Planters Capital Stock has been issued in violation of any preemptive or similar rights of the current or past shareholders of Union Planters.

                           (ii) In the case of Regions only, the authorized capital stock of Regions consists of 500,000,000 shares of Regions Common Stock and 5,000,000 shares of Regions Preferred Stock, of which, as of the date of this Agreement, (A) 221,967,484 shares of Regions Common Stock were issued and outstanding, and (B) no shares of Regions Preferred Stock were issued and outstanding, and not more than 241,981,028 shares of Regions Common Stock will be issued and outstanding immediately prior to the First Effective Time. As of the date of this Agreement, no more than 20,013,544 shares of Regions Common Stock were subject to Regions Stock Options granted under the Regions Stock Plans. As of the date of this Agreement, there were no more than 20,013,544 shares of Regions Common Stock subject to outstanding Rights under the Regions Stock Plans. Except as set forth in this Section 4.3(c)(ii), or as specifically set forth in Section 4.3(c)(ii) of Regions' Disclosure Letter (which shall set forth in detail (including exercise prices) all outstanding (i) stock options,
         (ii) stock appreciation rights and (iii) restricted stock and restricted stock units under Regions Stock Plans), there are no shares of Regions Capital Stock or other equity securities of Regions outstanding and no outstanding Rights relating to the Regions Capital Stock, and no Person has any Contract or any right or privilege (whether pre-emptive or contractual) capable of becoming a Contract or Right for the purchase, subscription or issuance of any securities of Regions. All of the Outstanding shares of Regions Capital Stock are duly and validly authorized, issued and outstanding and are fully paid and nonassessable. None of the outstanding shares of Regions Capital Stock has been issued in violation of any preemptive or similar rights of the current or past stockholders of Regions.

                           (iii) In the case of Newco only, the authorized capital stock of Newco shall be as agreed by the Parties, of which, as of the First Effective Time, 2 shares of Newco Common Stock will be issued and outstanding and will be held equally by Regions and Union Planters. The authorized capital stock of Newco immediately following consummation of the First Step Merger (and prior to the Effective Time) will be as set forth in the form of Newco Certificate of Incorporation. No change in such capitalization will occur prior to the Effective Time except as provided in or contemplated by this Agreement. At the Effective Time, no capital stock of Newco (and no Rights to acquire any such capital stock) will be outstanding, except as contemplated by this Agreement.

                           (iv) All the outstanding shares of capital stock of each of its Subsidiaries owned by it or a Subsidiary of it have been duly authorized and validly issued and are fully paid and (except, with respect to bank Subsidiaries, as provided under applicable state Law) nonassessable, and are owned by it or a Subsidiary of it free and clear of all Liens or Rights. In the case of Newco only, Newco has, and will have prior to the First Effective Time, no Subsidiaries or material investments of any kind in any entity.

                           (v) In the case of Newco only, the shares of Newco Common Stock to be issued in the Merger, when so issued in accordance with this Agreement, will have been duly authorized and validly issued and will be fully paid and nonassessable and not subject to any preemptive rights.

                  (d)      SEC FILINGS; FINANCIAL STATEMENTS.

                           (i) Each Party has filed and made available to the other Party all SEC Documents required to be filed by it with the SEC since December 31, 2000 (collectively, the "SEC Reports"). Its SEC Reports, including the Financial Statements, exhibits and schedules contained therein, (A) at the time filed, complied (and any SEC Reports filed after the date of this Agreement will comply) in all material respects with the applicable requirements of the Securities Laws, and
         (B) at the time they were filed (or if amended or superseded by another SEC Report filed prior to the date of this Agreement, then on the date of such filing), did not (and any SEC Reports filed after the date of this Agreement will not) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such SEC Reports or necessary in order to make the statements made in such SEC Reports, in light of the circumstances under which they were made, not misleading.

                           (ii) Each of its Financial Statements contained in its SEC Reports (including any SEC Reports filed after the date of this Agreement) complied (or, in the case of SEC Reports filed after the date of this Agreement, will comply) in all material respects with the applicable requirements of the Securities Laws with respect thereto, fairly presented (or, in the case of SEC Reports filed after the date of this Agreement, will fairly present) the consolidated financial position of it and its Subsidiaries as at the respective dates and the consolidated results of its operations and cash flows for the periods indicated, in each case in accordance with GAAP consistently applied during the periods indicated, except in each case as may be noted therein, and subject to normal year-end audit adjustments and as permitted by Form 10-Q in the case of unaudited Financial Statements.

                           (iii) Its 2003 earnings press release issued on January 15, 2004 in the case of Union Planters and on January 16, 2004 in the case of Regions fairly presented the consolidated financial position of it and its Subsidiaries as at the respective dates and the consolidated results of its operations for the periods indicated, in each case in accordance with GAAP consistently applied during the periods indicated, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

                  (e) ABSENCE OF CERTAIN CHANGES OR EVENTS. Since September 30, 2003, except as disclosed in its SEC Reports filed prior to the date of this Agreement, (i) it and its Subsidiaries have conducted their respective businesses only in the ordinary course of such businesses and (ii) there have been no events, changes, developments or occurrences which have had, or are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on it.

                  (f) TAX MATTERS. All Tax Returns required to be filed by or on behalf of it or any of its Subsidiaries have been timely filed or requests for extensions have been timely filed and any such extension has been granted and has not expired, and all such filed returns are complete and accurate in all material respects. It has made available to the other Party true and correct copies of the United States federal income Tax Returns filed by it or its Subsidiaries for each of the three most recent fiscal years ended on or before December 31, 2002. Except as disclosed in its SEC Reports filed prior to the date of this Agreement, all Taxes attributable to it or any of its Subsidiaries that are or were due or payable (without regard to whether such Taxes have been assessed) have been paid in full or have been adequately provided for on its consolidated balance sheet and consolidated statement of earnings or income in accordance with GAAP. As of the date of this Agreement and except as disclosed in its SEC Reports filed prior to the date of this Agreement, there is no outstanding audit examination, deficiency, refund or other Tax Litigation or outstanding waivers or agreements extending the applicable statute of limitations for the assessment or collection of any Taxes for any period with respect to any Taxes of it or its Subsidiaries. All Taxes due with respect to completed and settled examinations or concluded Litigation relating to it or any of its Subsidiaries have been paid in full or have been recorded in accordance with GAAP on its or its Subsidiaries' balance sheet and consolidated statement of earnings or income. Neither it nor any of its Subsidiaries is a party to a Tax sharing, indemnification or similar agreement or any agreement pursuant to which it or any of its Subsidiaries has any obligation to any Person (other than it or one of its Subsidiaries) with respect to Taxes. The proper and accurate amounts have been withheld from all employees, creditors, or third parties (and timely paid to the appropriate Governmental Authority or set aside in an account for such purposes) for all periods through the Effective Time in compliance with all Tax withholding provisions of applicable federal, state, local and foreign Laws (including income, social security and employment Tax withholding for all types of compensation). Neither it nor any of its Subsidiaries has been a party to any distribution occurring during the last three years in which the parties to such distribution treated the distribution as one to which Section 355 of the Internal Revenue Code applied. Neither it nor any of its Subsidiaries is a party to any "listed transaction" as defined in Treasury Regulation Section 1.6011-4(b)(2). No Liens for Taxes exist with respect to it or its Subsidiaries, except for statutory Liens for Taxes not yet due and payable or that are being contested in good faith and reserved for in accordance with GAAP.

                  (g) CERTAIN ACTIONS. Neither it nor any of its Subsidiaries or any Affiliates thereof has taken or agreed to take any action, and it has no knowledge of any fact or circumstance, that is reasonably likely to (i) prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, or

(ii) materially impede or materially delay receipt of any Regulatory Consents. To its knowledge, as of the date hereof, there exists no fact, circumstance, or reason that would cause any Regulatory Consents not to be received in a timely manner.

                  (h) ENVIRONMENTAL MATTERS. Except as described in the Disclosure Letter: (i) no Hazardous Material is contained in or has been used at or released from its Facilities other than in compliance with, and as would not reasonably be expected to result in liability under, any Environmental Laws;
(ii) all Hazardous Materials used by it or stored on its Properties have been disposed of in accordance with, and as would not reasonably be expected to result in liability under, any Environmental Laws; (iii) neither it nor any of its Subsidiaries is potentially liable as a responsible party under any Environmental Law, including the federal Comprehensive Environmental Response, Compensation and Liability Act, as amended ("CERCLA"), or state analog statute, arising out of events occurring prior to the Effective Time; (iv) there have not been in the past, and are not now, any Hazardous Materials that have been released on or under or are migrating to or from the Facilities or any Property;
(v) there have not been in the past, and are not now, any underground tanks or physical structures or vessels holding Hazardous Materials at, on or under any Property including treatment or storage tanks, sumps, lagoons, basins, or water, gas or oil wells; (vi) there are no polychlorinated biphenyls ("PCBs") deposited, stored, disposed of or located on any Property or Facilities or any equipment on any Property containing PCBs at levels in excess of levels permitted by law; (vii) it and its Subsidiaries and Affiliates are not subject to any consent orders, decrees, notices of violation, injunctions, directives or orders from any Governmental Authority or any indemnity or other agreement with any third party relating to obligations, costs or liabilities arising under any Environmental Law; (viii) the Facilities and its and its Subsidiaries' activities and operations have at all times complied with all Environmental Laws, (ix) it and its Subsidiaries have received no notice of any noncompliance with, or liability under, any Environmental Laws regarding the Facilities or any Property or its past or present operations and (x) no claims, notices, administrative actions, information requests or suits are pending or, to its knowledge, threatened relating to any actual or potential violation, liability or obligation by it or any of its Subsidiaries with respect to any Environmental Laws.

                  (i)      COMPLIANCE WITH PERMITS, LAWS AND ORDERS.

                           (i) It and each of its Subsidiaries has in effect all Permits and has made all filings, applications, and registrations with Governmental Authorities that are required for it to own, lease, or operate its material assets and to carry on its business as now conducted and there has occurred no Default under any Permit applicable to its business or employees conducting its business.

                           (ii) Neither it nor any of its Subsidiaries is in Default under any Laws or Orders applicable to it, its business or employees conducting its business. Each of its Subsidiaries that is an insured depository institution has a Community Reinvestment Act rating of "satisfactory" or better.

                           (iii) Since January 1, 2000, neither it nor any of its Subsidiaries has received any notification or communication from any Governmental Authority, (A) asserting that it or any of its Subsidiaries is in Default under any Permits, Laws or

         Orders, (B) threatening to revoke any Permits, (C) requiring it or any of its Subsidiaries (x) to enter into or consent to the issuance of a cease and desist order, formal agreement, directive, commitment or memorandum of understanding, or (y) to adopt any resolution of its Board of Directors or similar undertaking, which restricts the conduct of its business, or relates to its capital adequacy, its credit or reserve policies, its management, or the payment of dividends or any other policy or procedure, or (D) threatening or contemplating revocation or limitation of, or which would have the effect of revoking or limiting, Federal Deposit Insurance Corporation ("FDIC") deposit insurance, and neither it nor any of its Subsidiaries has received any notice from a Governmental Authority that it is considering issuing any of the foregoing.

                           (iv) There (A) is no unresolved violation, criticism, or exception by any Governmental Authority with respect to any report or statement relating to any examinations or inspections of it or any of its Subsidiaries and (B) have been no formal or informal inquiries by, or disagreements or disputes with, any Governmental Authority with respect to its or any of its Subsidiaries' business, operations, policies or procedures since January 1, 2000.

                           (v) There is no Order, circumstance or condition relevant or applicable to it that would prevent, or is reasonably likely to prevent, Newco from satisfying the criteria for "financial holding company" status under the BHC Act after the First Effective Time.

                  (j) LABOR RELATIONS. Neither it nor any of its Subsidiaries is the subject of any Litigation asserting that it or any of its Subsidiaries has committed an unfair labor practice (within the meaning of the National Labor Relations Act or comparable state Law) or seeking to compel it or any of its Subsidiaries to bargain with any labor organization as to wages or conditions of employment, nor is it or any of its Subsidiaries a party to or bound by any collective bargaining agreement, Contract, or other agreement or understanding with a labor union or labor organization, nor is there any strike or other labor dispute involving it or any of its Subsidiaries pending or, to its knowledge, threatened, nor to its knowledge, is there any activity involving it or any of its Subsidiaries' employees seeking to certify a collective bargaining unit or engaging in any other organization activity.

                  (k)      EMPLOYEE COMPENSATION AND BENEFIT PLANS.

                           (i) It has disclosed in Section 4.3(k) of its Disclosure Letter, and has delivered or made available to the other Party prior to the date of this Agreement correct and complete copies of, all of its Compensation and Benefit Plans. Neither it nor any of its Subsidiaries has an "obligation to contribute" (as defined in ERISA
         Section 4212) nor have they ever had an obligation to contribute to a "multiemployer plan" (as defined in ERISA Sections 4001(a)(3) and 3(37)(A)). Each "employee pension benefit plan," as defined in Section 3(2) of ERISA, that was ever maintained by it or any of its Subsidiaries and that was intended to qualify under Section 401(a) of the Internal Revenue Code, is disclosed as such in Section 4.3(k) of its Disclosure Letter.

                           (ii) It has delivered or made available to the other Party prior to the date of this Agreement correct and complete copies of the following documents: (A) all trust agreements or other funding arrangements for its Compensation and Benefit Plans (including insurance Contracts), and all amendments thereto (all such trust agreements and other funding arrangements are disclosed in Section 4.3(k) of its Disclosure Letter), (B) with respect to any such Compensation and Benefit Plans or amendments, the most recent determination letters, and all material rulings, material opinion letters, material information letters, or material advisory opinions issued by the Internal Revenue Service, the United States Department of Labor, or the PBGC after December 31, 1994, (C) annual reports or returns, audited or unaudited financial statements, actuarial valuations and reports, and summary annual reports prepared for any Compensation and Benefit Plans with respect to the most recent plan year, and (D) the most recent summary plan descriptions and any material modifications thereto.

                           (iii) All of its Compensation and Benefit Plans are in compliance with the applicable terms of ERISA, the Internal Revenue Code, and any other applicable Laws. Except as disclosed in
         Section 4.3(k) of its Disclosure Letter, each of its ERISA Plans which is intended to be qualified under Section 401(a) of the Internal Revenue Code has received a favorable determination letter from the Internal Revenue Service covering all Tax Law changes prior to the Economic Growth and Tax Relief Reconciliation Act of 2001 and, to its knowledge, there are no circumstances likely to result in revocation of any such favorable determination letter. Except as disclosed in Section 4.3(k) of its Disclosure Letter, each trust created under any of its ERISA Plans has been determined to be exempt from Tax under Section 501(a) of the Internal Revenue Code and it is not aware of any circumstance which will or could reasonably result in revocation of such exemption. Any voluntary employees' beneficiary association within the meaning of Section 501(c)(9) of the Internal Revenue Code which provides benefits under a Compensation and Benefit Plan has (i) received an opinion letter from the Internal Revenue Service recognizing its exempt status under Section 501(c)(9) of the Internal Revenue Code and (ii) filed a timely notice with the Internal Revenue Service pursuant to Section 505(c) of the Internal Revenue Code, and it is not aware of circumstances likely to result in the loss of such exempt status under Section 501(c)(9) of the Internal Revenue Code. There is no pending or, to its knowledge, threatened Litigation relating to any of its ERISA Plans.

                           (iv) Neither it nor any of its Subsidiaries has engaged in a transaction with respect to any of its Compensation and Benefit Plans that, assuming the Taxable Period of such transaction expired as of the date of this Agreement or the Effective Time, would subject it or any of its Subsidiaries to a Tax or penalty imposed by either Section 4975 of the Internal Revenue Code or Section 502(i) of ERISA.

                           (v) Except as disclosed in Section 4.3(k) of its Disclosure Letter, each of its Pension Plans had, as of the date of its most recent actuarial valuation, assets measured at fair market value at least equal to its "current liability," as that term is defined in
         Section 302(d)(7) of ERISA. To its knowledge, since the date of the most recent actuarial valuation, no event has occurred which would adversely change any such funded status. None of its Pension Plans nor any "single-employer plan," within the meaning of Section 4001(a)(15) of ERISA, currently maintained by it or any of its Subsidiaries, or the single-employer plan of any entity which is considered one employer with it under Section 4001 of ERISA or
         Section 414 of the Internal Revenue Code or Section 302 of ERISA (whether or not waived) (an "ERISA Affiliate") has an "accumulated funding deficiency" within the meaning of Section 412 of the Internal Revenue Code or Section 302 of ERISA. All required contributions with respect to any of its Pension Plans or any single-employer plan of any of its ERISA Affiliates have been timely made and there is no lien, nor is there expected to be a lien, under Internal Revenue Code Section 412(n) or ERISA Section 302(f) or Tax under Internal Revenue Code
         Section 4971. Neither it nor any of its Subsidiaries has provided, or is required to provide, security to any of its Pension Plans or to any single-employer plan of any of its ERISA Affiliates pursuant to Section 401(a)(29) of the Internal Revenue Code.

                           (vi) No Liability under Title IV of ERISA has been or is expected to be incurred by it or any of its Subsidiaries with respect to any defined benefit plan currently or formerly maintained by any of them or by any of its ERISA Affiliates that has not been satisfied in full (other than Liability for PBGC premiums, which have been paid when due).

                           (vii) Except as disclosed in Section 4.3(k) of its Disclosure Letter, neither it nor any of its Subsidiaries has any obligations for retiree health and retiree life benefits under any of its Compensation and Benefit Plans other than with respect to benefit coverage mandated by applicable Law.

                           (viii) There has been no amendment to, announcement by it or any of its Subsidiaries relating to, or change in employee participation or coverage under, any Compensation and Benefit Plan which would increase the expense of maintaining such plan above the level of the expense incurred therefor for the most recent fiscal year. None of the execution and delivery of this Agreement, the shareholder or stockholder approval of the transactions contemplated hereby or the consummation of the transactions contemplated hereby (A) result in any payment (including severance, golden parachute, or otherwise) becoming due to any director or any employee of it or any of its Subsidiaries from it or any of its Subsidiaries under any of its Compensation and Benefit Plans or otherwise, other than by operation of Law, (B) increase any benefits otherwise payable under any of its Compensation and Benefit Plans, (C) result in any acceleration of the time of payment or vesting of any such benefit, (D) limit or restrict the right of it to merge, amend or terminate any of the Compensation and Benefit Plans or (E) result in payments under any Compensation and Benefit Plans which would not be deductible under Section 280G of the Internal Revenue Code.

                  (l)      MATERIAL CONTRACTS.

                           (i) Except for Contracts reflected as exhibits to its SEC Reports filed prior to the date of this Agreement, as of the date of this Agreement, neither it nor any of its Subsidiaries, nor any of their respective assets, businesses, or operations, is a party to, or is bound or affected by, or receives benefits under, (A) any Contract relating to the borrowing of money by it or any of its Subsidiaries or the guarantee by it or any of its

         Subsidiaries of any such obligation (other than Contracts pertaining to fully-secured repurchase agreements, and trade payables, and Contracts relating to borrowings or guarantees made in the ordinary course of business), (B) any Contract containing covenants that limit the ability of it or any of its Subsidiaries to compete in any line of business or with any Person, or that involve any restriction of the geographic area in which, or method by which, it or any of its Subsidiaries may carry on its business (other than as may be required by Law or any Governmental Authority), (C) any other Contract or amendment thereto that would be required to be filed as an exhibit to any SEC Report (as described in Items 601(b)(4) and 601(b)(10) of Regulation S-K under the 1933 Act) that has not been filed as an exhibit to or incorporated by reference in its SEC Reports filed prior to the date of this Agreement or (D) any Contract that involves expenditures or receipts of it or any of its Subsidiaries in excess of $1,000,000 per year. With respect to each of its Contracts that are (A) reflected as an exhibit to any SEC Report, (B) would be required under Items 601(b)(4) and 601(b)(10) of Regulation S-K under the 1933 Act to be filed as an exhibit to any of its SEC Reports, or (C) that is disclosed in its Disclosure Letter: (w) each such Contract is in full force and effect; (x) neither it nor any of its Subsidiaries is in Default thereunder; (y) neither it nor any of its Subsidiaries has repudiated or waived any material provision of any such Contract; and (z) no other party to any such Contract is, to its knowledge, in Default in any material respect.

                           (ii) All interest rate swaps, caps, floors, option agreements, futures and forward contracts, and other similar risk management arrangements, whether entered into for its own account or for the account of one or more of its Subsidiaries or their respective customers, were entered into (A) in accordance with prudent business practices and all applicable Laws and (B) with counterparties believed to be financially responsible, and each of them is enforceable against it or its Subsidiaries in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium, or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought), and is in full force and effect. Neither it nor any of its Subsidiaries, nor to its knowledge, any other party thereto, is in Default of any of its obligations under any such agreement or arrangement. Its Financial Statements disclose the value of such agreements and arrangements on a mark-to-market basis in accordance with GAAP (including but not limited to Financial Accounting Statement
         133) and, since September 30, 2003, there has not been a change in such value that, individually or in the aggregate, has resulted in a Material Adverse Effect on it.

                  (m) LEGAL PROCEEDINGS. There is no Litigation pending or, to its knowledge, threatened against it or any of its Subsidiaries, or against any asset, interest, or right of any of them nor are there any Orders of any Governmental Authority or arbitrators outstanding against it or any of its Subsidiaries.

                  (n) REPORTS. Since January 1, 2000, or the date of organization if later, it and each of its Subsidiaries has filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with any Governmental

Authority and all other reports and statements required to be filed by them since January 1, 2000, including any report or statement required to be filed pursuant to any Law have been so filed, and it and each of its Subsidiaries have paid all fees and assessments due and payable in connection therewith.

                  (o)      INTELLECTUAL PROPERTY.

                           (i) It and its Subsidiaries own, or are licensed or otherwise possess sufficient legally enforceable rights to use, all Intellectual Property (including the Technology Systems) that is used by it and its Subsidiaries in their respective businesses as currently conducted. Neither it nor any of its Subsidiaries has (A) licensed any Intellectual Property owned by it or its Subsidiaries in source code form to any Person or (B) entered into any exclusive agreements relating to Intellectual Property owned by it or its Subsidiaries.

                           (ii) It and its Subsidiaries have not infringed or otherwise violated the Intellectual Property rights of any third Person since January 1, 2001. There is no claim asserted, or to its knowledge threatened, against it and its Subsidiaries or any indemnitee thereof concerning the ownership, validity, registerability, enforceability, infringement, use or licensed right to use any Intellectual Property.

                           (iii)    No third Person has infringed,
         misappropriated or otherwise violated it or its Subsidiaries' Intellectual Property rights since January 1, 2001. There are no claims asserted or threatened by it or its Subsidiaries, or decided by them to be asserted or threatened, that (A) a third Person infringed or otherwise violated any of their Intellectual Property rights; or (B) a third Person's owned or claimed Intellectual Property interferes with, infringes, dilutes or otherwise harms any of their Intellectual Property rights.

                           (iv)     It and its Subsidiaries have taken
         reasonable measures to protect the confidentiality of all Trade Secrets that are owned, used or held by them.

                  (p) STATE TAKEOVER LAWS. It has taken all action required to be taken by it in order to exempt this Agreement and the transactions contemplated hereby from, and this Agreement and the transactions contemplated hereby are exempt from, the requirements of any "moratorium," "control share," "fair price," "affiliate transaction," "anti-greenmail," "business combination" or other antitakeover Laws of any jurisdiction, including but not limited to (i) in the case of Union Planters, Chapter 103 of Title 48 of the Tennessee Code, and (ii) in the case of Regions, Section 203 of the DGCL (collectively, "Takeover Laws"). It has taken all action required to be taken by it in order to make this Agreement and the transactions contemplated hereby comply with, and this Agreement and the transactions contemplated hereby do comply with, the requirements of any provisions of its Organizational Documents concerning "business combination," "fair price," "voting requirement," "constituency requirement" or other related provisions, including but not limited to (i) in the case of Union Planters, the provisions of Article Fourteenth of the Union Planters Amended and Restated Charter and (ii) in the case of Regions, the provisions of Section (7) of Article Seventh of the Regions Restated Certificate of Incorporation.

                  (q) BROKERS AND FINDERS. Except for Morgan Stanley & Co., Inc. as to Union Planters and UBS Securities LLC as to Regions (in each case pursuant to engagement letters which have been set forth as an exhibit to their respective Disclosure Letter), neither it nor any of its officers, directors, employees, or Affiliates has employed any broker or finder or incurred any Liability for any financial advisory fees, investment bankers' fees, brokerage fees, commissions, or finders' fees in connection with this Agreement or the transactions contemplated hereby.

                  (r) FAIRNESS OPINION. Prior to the execution of this Agreement, Union Planters has received an opinion of Morgan Stanley & Co., Inc. and Regions has received an opinion of UBS Securities LLC, each to the effect that as of the date thereof and based upon and subject to the matters set forth therein, (i) in the case of Regions, the Exchange Ratio is fair, from a financial point of view, to the stockholders of Regions, and (ii) in the case of Union Planters, the exchange of Union Planters Common Stock for Newco Common Stock provided for in the Agreement is fair, from a financial point of view, to the shareholders of Union Planters. Such opinions have not been amended or rescinded as of the date of this Agreement.

                  (s) INSURANCE. It and its Subsidiaries are insured with reputable insurers against such risks and in such amounts as its management reasonably has determined to be prudent in accordance with industry practices.

                                   ARTICLE 5
                       COVENANTS AND ADDITIONAL AGREEMENTS

         5.1 CONDUCT OF BUSINESS PRIOR TO EFFECTIVE TIME. During the period from the date of this Agreement through the Effective Time, except as set forth in its Disclosure Letter, except as expressly contemplated or permitted by this Agreement and except as Consented to in writing by the other Party (which Consent shall not be unreasonably withheld or delayed), each of the Parties and Newco shall, and shall cause each of their respective Subsidiaries to, (a) conduct its business in the ordinary course, (b) use reasonable best efforts to maintain and preserve intact its business organization, assets, employees and relationships with customers, suppliers, employees and business associates, and
(c) take no action that would adversely affect or delay the ability of either Party to obtain any Required Consents, to perform its covenants and agreements under this Agreement, or to consummate the transactions contemplated hereby on a timely basis.

         5.2 FORBEARANCES. During the period from the date of this Agreement through the Effective Time, except as set forth in its Disclosure Letter and except as expressly contemplated or permitted by this Agreement or as otherwise indicated in this Section 5.2, neither Party nor Newco shall, and neither Party nor Newco shall permit any of its Subsidiaries to, without the prior written Consent of the other Party and Newco (which Consent shall not be unreasonably withheld or delayed):

                           (a) amend the Organizational Documents of Regions, Union Planters, or Newco (except as provided herein);

                           (b) except for Permitted Issuances and Permitted Repurchases and except as provided in Section 5.3, (i) adjust, split, combine or reclassify any capital stock,

         (ii) make, declare or pay any dividend, or make any other distribution on, or directly or indirectly redeem, purchase or otherwise acquire, any shares of its capital stock or any securities or obligations convertible (whether currently convertible or convertible only after the passage of time or the occurrence of certain events) into or exchangeable for any shares of its capital stock, (iii) grant or issue any Rights (other than reload options issued in connection with the exercise of stock options outstanding as of the date of this Agreement and as required by any Contract, in each case as disclosed in its Disclosure Letter), (iv) issue any additional shares of capital stock, or (v) make any change in any instrument or Contract governing the terms of any of its securities;

                           (c) other than in the ordinary course of business or pursuant to Contracts in force at the date of or permitted by this Agreement and other than in satisfaction of debts previously contracted in good faith, make any material investment in or acquisition of (either by purchase of stock or securities, contributions to capital, property transfers, or purchase of any property or assets) any other Person other than its wholly owned Subsidiaries;

                           (d) enter into any new line of business, or change its lending, investment, underwriting, risk and asset liability management and other banking and operating policies that are material to it and its Subsidiaries, taken as a whole, except as required by applicable Law or any regulations or policies imposed on it by any Governmental Authority;

                           (e) sell, transfer, mortgage, encumber or otherwise dispose of any part of its business or any of its properties or assets to any Person other than a wholly owned Subsidiary, or cancel, release or assign any indebtedness to any Person other than a wholly owned Subsidiary or any claims against any Person other than a Subsidiary, except in the ordinary course of business or pursuant to Contracts in force as of the date of this Agreement and disclosed in
         Section 5.2(e) of its Disclosure Letter;

                           (f) other than in the ordinary course of business: incur any indebtedness for borrowed money; assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any Person; or make any loan or advance;

                           (g) other than in consultation with the other Party and Newco, restructure or change its investment securities portfolio, its derivatives portfolio or its interest rate exposure, through purchases, sales or otherwise, or the manner in which the portfolio is classified or reported, in any material respect;

                           (h) other than in the ordinary course of business, terminate or waive any material provision of any material Contract other than normal renewals of Contracts without materially adverse changes, additions or deletions of terms;

                           (i) other than as required by Compensation and Benefit Plans and Contracts as in effect at the date of this Agreement or applicable law, (i) increase in any manner the compensation or fringe benefits of any of its officers, employees or directors other than with respect to employees who are not directors or executive officers and then only in the ordinary course of business consistent with past practice, (ii) pay any pension or retirement allowance not required by any existing Compensation and Benefit Plan or Contract to any such officers, employees or directors, (iii) become a party to, amend or commit itself to any Compensation and Benefit Plan or Contract (or any individual Contracts evidencing grants or awards thereunder) or employment agreement with or for the benefit of any officer, employee or director other than with respect to employees who are not directors or executive officers and then only in the ordinary course of business consistent with past practice, or (iv) accelerate the vesting of, or the lapsing of restrictions with respect to, Rights pursuant to Regions Stock Plans in the case of Regions, and Rights pursuant to Union Planters Stock Plans in the case of Union Planters;

                           (j) settle any Litigation, except for any Litigation involving solely money damages in an amount, individually or in the aggregate for all such settlements, that is not material to such Party and its Subsidiaries, taken as a whole, or Newco and that does not involve or create precedent for Litigation that is reasonably likely to be material to it and its Subsidiaries taken as a whole;

                           (k) implement or adopt any change in its accounting principles, practices or methods, including reserving methodologies, other than as may be required by GAAP, regulatory accounting guidelines or applicable Law;

                           (l) file or amend any Tax Return except in the ordinary course of business; settle or compromise any material Tax Liability; make, change or revoke any material Tax election or change any method of Tax accounting, except as required by applicable Law;

                           (m) knowingly take, or knowingly omit to take, any action that is reasonably likely to result in any of the conditions to the Merger set forth in Article 6 not being satisfied on a timely basis except as may be required by applicable Law; provided, that nothing in this Section 5.2(m) shall preclude any Party from exercising its respective rights under Section 5.13;

                           (n) take any action that would reasonably be expected to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code; or

                           (o) agree to take any of the actions prohibited to it by this Section 5.2.

         5.3      DIVIDENDS.

                  (a) Each Party agrees that, from and after the date of this Agreement until the Effective Time, (i) Union Planters may (to the extent legally and contractually permitted to do so), but shall not be obligated to, declare and pay quarterly dividends on outstanding shares of Union Planters Common Stock at a rate not to exceed $0.33 1/3 per share per quarter, (ii) Union Planters may (to the extent legally and contractually permitted to do so), but shall not be obligated to, declare and pay dividends on outstanding shares of Union Planters Series E Preferred Stock in accordance with the terms of its Organizational Documents and applicable

Law, (iii) Regions may (to the extent legally and contractually permitted to do so), but shall not be obligated to, declare and pay quarterly dividends on outstanding shares of Regions Common Stock, and may increase the rate of such quarterly dividends up to an amount not to exceed $0.4116 per share per quarter and (iv) its direct and indirect Subsidiaries may (to the extent legally and contractually permitted to do so), but shall not be obligated to, declare and pay dividends on their capital stock in cash, stock or other property to the Parties or their wholly owned Subsidiaries and to the holders of any trust preferred securities and of any REIT preferred securities issued by Subsidiaries of the Parties.

                  (b) After the date of this Agreement, each Party shall coordinate with the other with respect to the declaration of any dividends in respect of Regions Common Stock and Union Planters Common Stock and the record dates and payment dates relating thereto, it being the intention of the Parties that holders of Union Planters Common Stock shall not receive two dividends, or fail to receive one dividend, for any quarter with respect to their shares of Union Planters Common Stock and any shares of Regions Common Stock any such holder receives in exchange therefor in the Merger (i.e., if the Parties anticipated the Effective Time occurring after the typical Union Planters dividend record date in May (which would typically be declared in April but before the typical Regions dividend record date in June (which would typically be declared in May), as mutually agreed by the Parties, (i) either Union Planters would declare its dividend in May with a record date in June corresponding to Regions' declaration and record dates or (ii) Regions would declare its dividend in April with a record date in May corresponding to Union Planters' declaration and record date).

         5.4 REDEMPTION OF UNION PLANTERS SERIES E PREFERRED STOCK. As promptly as practicable, and in any event within 20 days of the date of this Agreement, Union Planters shall take all action necessary to effect the redemption (subject to the rights of the holders of shares of Union Planters Series E Preferred Stock to convert such shares into shares of Union Planters Common Stock) of all Outstanding shares of Union Planters Series E Preferred Stock in accordance with the terms of the Union Planters Amended and Restated Charter and the applicable provisions of the TBCA so that such redemption shall occur no later than 50 days after the date of this Agreement. The Parties acknowledge and agree that the redemption described in this Section 5.4 will require the approval of the Board of Governors of the Federal Reserve System.

         5.5      REASONABLE BEST EFFORTS.

                  (a) Subject to the terms and conditions of this Agreement, the Parties and Newco will use their reasonable best efforts to take, or cause to be taken, in good faith, all actions, and to do, or cause to be done, all things necessary, proper or desirable, or advisable under applicable Laws, including using its reasonable best efforts to lift or rescind any Order adversely affecting its ability to consummate the transactions contemplated hereby on a timely basis and to cause to be satisfied the conditions in Article 6, to permit consummation of the Merger as promptly as practicable and otherwise to enable consummation of the transactions contemplated hereby, and each will cooperate fully with and furnish information to, the other Party and Newco to that end; provided that nothing contained herein shall preclude any Party or Newco from exercising its rights under this Agreement.

                  (b) Union Planters shall take all actions necessary or required to ensure that the entering into of this Agreement, and the consummation of the transactions contemplated hereby (individually or in conjunction with any other event), do not and will not result in (i) Newco, Regions or any Affiliate of Regions or any other Person becoming an "Acquiring Person" for purposes of the Union Planters Rights Plan or the occurrence of a "Distribution Date" under the Union Planters Rights Plan or (ii) the ability of any Person to exercise any Union Planters Shareholder Rights under the Union Planters Rights Plan or enable or require the Union Planters Shareholder Rights to separate from the shares of Union Planters Common Stock to which they are attached or to be triggered or become exercisable, distributable or unredeemable.

                  (c) Upon the terms and subject to the conditions of this Agreement and prior to or in connection with the Closing, Union Planters, Regions and Newco shall execute and the Parties and Newco shall cause to be filed the articles of merger with the Tennessee Secretary and the Delaware Secretary.

                  (d) Each Party and Newco undertakes and agrees to use its reasonable best efforts to cause the Merger, and to take no action which would reasonably be expected to cause the Merger not, to qualify for treatment as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code for federal income Tax purposes.

                  (e) The Parties and Newco shall consult with respect to the character, amount and timing of restructuring charges to be taken by each of them in connection with the transactions contemplated hereby and shall take such charges in accordance with GAAP, as such Parties and Newco mutually agree upon.

         5.6      SHAREHOLDERS' AND STOCKHOLDERS' APPROVALS.

                  (a) Regions shall call a meeting of its stockholders to be held as soon as reasonably practicable for the purpose of obtaining the Regions Stockholder Approval and such other matters as the Board of Directors of Regions may direct, and shall use its reasonable best efforts to cause such meeting to occur as soon as reasonably practicable. The Board of Directors of Regions shall use its reasonable best efforts to obtain the Regions Stockholder Approval.

                  (b) Union Planters shall call a meeting of its shareholders to be held as soon as reasonably practicable for the purpose of obtaining the Union Planters Shareholder Approval and such other matters as the Board of Directors of Union Planters may direct, and shall use its reasonable best efforts to cause such meeting to occur as soon as reasonably practicable. The Board of Directors of Union Planters shall use its reasonable best efforts to obtain the Union Planters Shareholder Approval.

                  (c) Regions and Union Planters shall use their reasonable best efforts to hold their respective stockholder and shareholder meetings on the same day.

         5.7      REGISTRATION STATEMENT; JOINT PROXY STATEMENT/PROSPECTUS.

                  (a) Each Party and Newco agree to cooperate with the other Party and Newco, and their Representatives, in the preparation of the Registration Statement and the Joint Proxy

Statement/Prospectus. Neither the Joint Proxy Statement/Prospectus nor the Registration Statement shall be filed, and, prior to the termination of this Agreement, no amendment or supplement to the Joint Proxy Statement/Prospectus or the Registration Statement shall be filed, by Newco, Regions or Union Planters without consultation with the other Party, Newco and their counsel. Newco agrees to use all reasonable efforts to cause the Registration Statement to be declared effective under the 1933 Act as promptly as practicable after filing thereof. The Parties and Newco agree to use all reasonable efforts to obtain all Permits required by the Securities Laws to carry out the transactions contemplated by this Agreement, and each Party and Newco agree to furnish all information concerning them and the holders of their capital stock as may be reasonably requested in connection with any such action.

                  (b) Each Party and Newco agree, as to themselves and their Subsidiaries, that none of the information supplied or to be supplied by it for inclusion or incorporation by reference in (i) the Registration Statement will, at the time the Registration Statement and each amendment and supplement thereto, if any, become effective under the 1933 Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and
(ii) the Joint Proxy Statement/Prospectus and any amendment or supplement thereto, at the date of mailing to stockholders and at the times of the meetings of Regions stockholders and Union Planters shareholders, will contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements, in light of the circumstances under which they were made, not misleading, or necessary to correct any statement in any earlier statement in the Joint Proxy Statement/Prospectus or any amendment or supplement thereto. Each Party and Newco further agrees that if it shall become aware prior to the Effective Time of any information furnished by it that would cause any of the statements in the Joint Proxy Statement/Prospectus or the Registration Statement to be false or misleading with respect to any material fact, or to omit to state any material fact necessary to make the statements therein not false or misleading, to promptly inform the other Party and Newco thereof and to take the necessary steps to correct the Joint Proxy Statement/Prospectus or the Registration Statement.

         5.8 LISTING OF NEWCO COMMON STOCK. Newco shall cause the shares of Newco Common Stock to be issued in the Merger to be approved for listing on the NYSE, subject to official notice of issuance, as promptly as practicable, and in any event before the First Effective Time.

         5.9      APPLICATIONS AND CONSENTS.

                  (a) The Parties and Newco shall cooperate in seeking all Consents of Governmental Authorities and other Persons necessary to consummate the transactions contemplated hereby.

                  (b) Without limiting the foregoing, the Parties and Newco shall cooperate with the other and use their reasonable best efforts to promptly
(i) file applications and notices, as applicable, with the Board of Governors of the Federal Reserve System under the BHC Act, as amended, and obtaining approval of such applications and notices, (ii) file any required applications or notices with any foreign or state banking, insurance or other Regulatory Authorities and obtaining approval of such applications and notices, (iii) make any notices to or filings with the Small Business Administration, (iv) make any notices or filings under the HSR Act, and (v) make any filings with and obtaining any Consents in connection with compliance with the applicable provisions of the rules and regulations of any applicable industry self-regulatory organization, including approvals from the NASD and any relevant state regulator in connection with a change of control of the Union Planters broker-dealers, or that are required under consumer finance, mortgage banking and other similar Laws (collectively, the "Regulatory Consents").

                  (c) Each Party and Newco will promptly furnish to the other Party and Newco copies of applications filed with all Governmental Authorities and copies of written communications received by such Party and Newco from any Governmental Authorities with respect to the transactions contemplated hereby. Each Party agrees that it will consult with the other Party and Newco with respect to the obtaining of all Regulatory Consents and other material Consents advisable to consummate the transactions contemplated by this Agreement and each Party and Newco will keep the other Party and Newco apprised of the status of material matters relating to completion of the transactions contemplated hereby. All documents that the Parties or their respective Subsidiaries and Newco are responsible for filing with any Governmental Authority in connection with the transactions contemplated hereby (including to obtain Regulatory Consents) will comply as to form in all material respects with the provisions of applicable Law.

         5.10 NOTIFICATION OF CERTAIN MATTERS. Each Party and Newco will give prompt notice to the other Party and Newco (and subsequently keep the other Party and Newco informed on a current basis) upon its becoming aware of the occurrence or existence of any fact, event or circumstance that (a) is reasonably likely to result in any Material Adverse Effect on it, or (b) would cause or constitute a material breach of any of its representations, warranties, covenants, or agreements contained herein; provided, that any failure to give notice in accordance with the foregoing with respect to any breach shall not be deemed to constitute the failure of any condition set forth in Sections 6.2(b) or 6.3(b) to be satisfied, or otherwise constitute a breach of this Agreement by the Party or Newco failing to give such notice, in each case unless the underlying breach would independently result in a failure of the conditions set forth in Section 6.2(a), 6.2(b), 6.3(a) or 6.3(b), to be satisfied or give rise to such termination right.

         5.11     INVESTIGATION AND CONFIDENTIALITY.

                  (a) Each Party and Newco shall permit the other Party and Newco to make or cause to be made such investigation of the business and Properties of it and its Subsidiaries and of their respective financial and legal conditions as the other Party and Newco reasonably requests; provided, that such investigation shall be reasonably related to the transactions contemplated hereby and shall not interfere unnecessarily with normal operations; and provided further, that neither Party nor any of their respective Subsidiaries nor Newco shall be required to provide access to or to disclose information where such access or disclosure would jeopardize the attorney-client or other privilege with respect to such information or contravene any Law, Order, or Contract and the Parties and Newco will use their reasonable efforts to make appropriate substitute disclosure arrangements, to the extent practicable, in circumstances in which the restrictions of the preceding sentence apply. No investigation by a Party or Newco shall affect the representations and warranties of the other Party or Newco.

                  (b) Each Party and Newco shall, and shall cause its Representatives to, maintain the confidentiality of all confidential information furnished to it by the other Party and Newco concerning its and its Subsidiaries' businesses, operations, and financial positions to the extent required by, and in accordance with the Confidentiality Agreement, and shall not use such information for any purpose except in furtherance of the transactions contemplated by this Agreement. If this Agreement is terminated prior to the Effective Time, each Party and Newco shall promptly return or certify the destruction of all documents and copies and extracts thereof, and all work papers containing confidential information received from the other Party and Newco.

         5.12 PRESS RELEASES; PUBLICITY. Prior to the Effective Time, the Parties and Newco shall consult with each other as to the form and substance of any press release or other public statement materially related to this Agreement and the transactions contemplated hereby prior to issuing such press release or public statement or making any other public disclosure related thereto; provided, that nothing in this Section 5.12 shall be deemed to prohibit any Party or Newco from making any disclosure necessary in order to satisfy such Party or Newco's disclosure obligations imposed by Law or the NYSE or any other self-regulatory organization.

         5.13     ACQUISITION PROPOSALS.

                  (a) Each Party agrees that it will not, and will cause its Subsidiaries and its and its Subsidiaries' officers, directors, Representatives and Affiliates not to, directly or indirectly, (i) initiate, solicit, encourage or knowingly facilitate inquiries or proposals with respect to, (ii) engage or participate in any negotiations concerning, (iii) provide any confidential or nonpublic information or data to, or have or participate in any discussions with, any Person relating to, or (iv) in the case of Union Planters only, waive any provisions of or amend the terms of the Union Planters Rights Plan to facilitate, any Acquisition Proposal; provided that, in the event either Party receives an unsolicited bona fide written Acquisition Proposal, such Party may, and may permit its Subsidiaries and its and its Subsidiaries' Representatives to, furnish or cause to be furnished nonpublic information or data and participate in such negotiations or discussions to the extent that the Board of Directors of such Party concludes in good faith (after receiving the advice of its outside counsel and its financial advisors) that failure to take such actions would result in a violation of its fiduciary duties under applicable Law; provided further that, prior to providing any nonpublic information permitted to be provided pursuant to the foregoing proviso, it shall have entered into a confidentiality agreement with such third party on terms no less favorable to it than the Confidentiality Agreement. Each Party will immediately cease and cause to be terminated any activities, discussions or negotiations conducted before the date of this Agreement with any Persons other than Union Planters or Regions, as the case dictates, with respect to any Acquisition Proposal. Each Party will promptly (within one day) advise the other Party following receipt of any Acquisition Proposal or any inquiry which could reasonably be expected to lead to an Acquisition Proposal, and the substance thereof (including the identity of the Person making such Acquisition Proposal), and will keep the other Party apprised of any related developments, discussions and negotiations on a current basis. Each of the Parties shall use its reasonable best efforts to enforce any existing confidentiality or standstill agreements to which it or any of its Subsidiaries is a party in accordance with the terms thereof.

                  (b) Nothing contained in this Agreement shall prevent a Party or its Board of Directors from complying with Rule 14d-9 and Rule 14e-2 under the 1934 Act with respect to an Acquisition Proposal; provided, that such Rules will in no way eliminate or modify the effect that any action pursuant to such Rules would otherwise have under this Agreement.

         5.14 TAKEOVER LAWS; NO RIGHTS TRIGGERED. If any Takeover Law may become, or may purport to be, applicable to the transactions contemplated hereby, each Party and Newco and the members of their respective Boards of Directors will grant such approvals and take such actions as are necessary (other than any action requiring the approval of its stockholders or shareholders (other than as contemplated by Section 5.6)) so that the transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate or minimize the effects of any Takeover Law on any of the transactions contemplated by this Agreement. Union Planters shall take all action necessary to ensure that, so long as this Agreement shall not have been terminated pursuant to the terms hereof, that no Person shall become able to exercise any rights under the Union Planters Rights Plan or enable or require the Union Planters Shareholder Rights to separate from the shares of Union Planters Common Stock to which they are attached or to be triggered or become exercisable or unredeemable as a result of entering into this Agreement or consummating the transactions contemplated hereby. The Parties and Newco agree that none of Union Planters' representations, warranties, covenants or agreements set forth in this Agreement shall be deemed to be inaccurate, untrue or breached in any respect for any purpose as a result of the redemption of the Union Planters Shareholder Rights with the prior written consent of Regions.

         5.15 EXEMPTION FROM LIABILITY UNDER SECTION 16(b). Regions and Union Planters agree that, in order to most effectively compensate and retain Union Planters Insiders and Regions Insiders (as defined below) in connection with the Merger, both prior to and after the Effective Time, it is desirable that Union Planters Insiders and Regions Insiders not be subject to a risk of liability under Section 16(b) of the 1934 Act to the fullest extent permitted by applicable Law in connection with the conversion of shares of Union Planters Common Stock and Union Planters Stock Options or Regions Common Stock and Regions Stock Options into shares of Newco Common Stock in the Merger, and for that compensatory and retentive purpose agree to the provisions of this Section
5.15. Assuming Union Planters and Regions deliver to Newco in a reasonably timely fashion prior to the Effective Time accurate information regarding those officers and directors of Union Planters and Regions subject to the reporting requirements of Section 16(a) of the 1934 Act (respectively, the "Union Planters Insiders" and the "Regions Insiders"), the number of shares of Union Planters Common Stock or Regions Common Stock held or to be held by each such Union Planters Insider or Regions Insider expected to be exchanged for Newco Common Stock in the Merger, and the number and description of Union Planters Stock Options and Union Planters Stock-Based Awards or Regions Stock Options and Regions Stock-Based Awards held by each such Union Planters Insider or Regions Insider and expected to be converted into Newco Stock Options or Newco Stock-Based Awards, the Board of Directors of Newco, or a committee of non-employee directors thereof (as such term is defined for purposes of Rule 16b-3(d) under the 1934 Act), shall reasonably promptly thereafter, and in any event prior to the Effective Time, adopt a resolution providing in substance that the receipt by the Union Planters Insiders and Regions Insiders of Newco Common Stock in exchange for shares of Union Planters Common Stock and Regions Common Stock, and of Newco Stock Options upon conversion of Union Planters Stock Options or Regions Stock Options, or Newco Stock-Based Awards upon conversion of Union Planters Stock-Based Awards or Regions Stock-Based Awards, in each case pursuant to the transactions contemplated by this Agreement, are approved by such Board of Directors or by such committee thereof, and are intended to be exempt from Liability pursuant to Section 16(b) of the 1934 Act to the fullest extent permitted by applicable Law.

         5.16 AGREEMENT OF AFFILIATES. Union Planters and Regions have disclosed in Section 5.16 of their Disclosure Letters each Person whom they reasonably believe may be deemed an "affiliate" of Union Planters or Regions, respectively, for purposes of Rule 145 under the 1933 Act. Union Planters and Regions shall use their reasonable efforts to cause each such Person to deliver to Newco not later than the First Effective Time, a written agreement, in substantially the form of Exhibit 2-A and 2-B, respectively.

         5.17     EMPLOYEE BENEFITS AND CONTRACTS.

                  (a) Following the Effective Time, Newco at its election shall either (i) provide generally to officers and employees of Union Planters and its Subsidiaries, who at or after the Effective Time become employees of Newco or its Subsidiaries ("Union Planters Continuing Employees"), employee benefits under Compensation and Benefit Plans maintained by Newco, on terms and conditions which are the same as for similarly situated officers and employees of Regions and its Subsidiaries, who at or after the Effective Time become employees of Newco or its Subsidiaries ("Regions Continuing Employees"), or (ii) maintain for the benefit of the Union Planters Continuing Employees, the Compensation and Benefit Plans maintained by Union Planters immediately prior to the First Effective Time; provided that Newco may amend any Compensation and Benefit Plan maintained by Union Planters immediately prior to the First Effective Time to comply with any Law or as necessary and appropriate for other business reasons. Following the First Effective Time, Newco at its election shall either (i) provide generally to Regions Continuing Employees, employee benefits under Compensation and Benefit Plans maintained by Newco, on terms and conditions which are the same as for similarly situated Union Planters Continuing Employees, or (ii) maintain for the benefit of the Regions Continuing Employees, the Compensation and Benefits Plans maintained by Regions immediately prior to the First Effective Time; provided that Newco may amend any Compensation and Benefit Plan maintained by Regions immediately prior to the Effective Time to comply with any Law or as necessary and appropriate for other business reasons. For purposes of this Section 5.17, Compensation and Benefit Plans maintained by Regions or Union Planters are deemed to include Compensation and Benefit Plans maintained by their respective Subsidiaries.

                  (b) For purposes of participation, vesting and benefit accrual (except not for purposes of benefit accrual with respect to any plan in which such credit would result in a duplication of benefits) under Newco's Compensation and Benefit Plans, service with or credited by Union Planters or any of its Subsidiaries or any of their predecessors or Regions or any of its Subsidiaries or any of their predecessors shall be treated as service with Newco; provided that this provision shall not cause Regions' tax-qualified defined benefit pension plan (which is not open to new participants) to be opened to new participants. To the extent permitted under applicable Law, Newco shall cause welfare Compensation and Benefit Plans maintained by Newco that cover the Union Planters Continuing Employees or Regions Continuing Employees ("Continuing Employees") after the Effective Time to (i) waive any waiting period and restrictions and limitations for preexisting conditions or insurability (except for pre-existing conditions that were excluded, or restrictions or limitations that were applicable, under welfare Compensation and Benefit Plans maintained by Union Planters or Regions), and
(ii) cause any deductible, co-insurance, or maximum out-of-pocket payments made by the Union Planters Continuing Employees or Regions Continuing Employees under welfare Compensation and Benefit Plans maintained by Union Planters or Regions, respectively, to be credited to such Continuing Employees under welfare Compensation and Benefit Plans maintained by Newco, so as to reduce the amount of any deductible, co-insurance, or maximum out-of-pocket payments payable by such Continuing Employees under welfare Compensation and Benefit Plans maintained by Newco.

                  (c) From the First Effective Time or the Effective Time, as the case may be, until December 31, 2005, Newco shall cause each medical Compensation and Benefit Plan maintained by Union Planters or Regions, respectively, to continue in effect for the benefit of the Union Planters Continuing Employees or Regions Continuing Employees, respectively, so long as such Continuing Employees remain eligible to participate and until they shall become eligible to become participants in the corresponding medical Compensation and Benefit Plans maintained by Newco (and, with respect to any such plan or program, subject to complying with the eligibility requirements after taking into account the service crediting and other provisions set forth above and subject to the right of Newco to terminate such plan or program).

                  (d) Nothing in this Section 5.17 shall be interpreted as preventing Newco, from and after the Effective Time, from amending, modifying or terminating any Compensation and Benefit Plans maintained by Regions, Compensation and Benefit Plans maintained by Union Planters, or other Contracts, arrangements, commitments or understandings, in accordance with their terms and applicable Law.

         5.18     INDEMNIFICATION.

                  (a) From and after the Effective Time or the First Effective Time, as the case may be, in the event of any threatened or actual claim, action, suit, proceeding, or investigation, whether civil, criminal, or administrative, in which any Person who is now, or has been at any time prior to the date of this Agreement, or who becomes prior to the Effective Time or the First Effective Time, as the case may be, a director or officer of Union Planters or Regions or any of their Subsidiaries (the "Indemnified Parties") is, or is threatened to be, made a party based in whole or in part on, or arising in whole or in part out of, or pertaining to (i) the fact that he is or was a director, officer, or employee of Union Planters, Regions, any of their Subsidiaries, or any of their respective predecessors, or (ii) this Agreement or any of the transactions contemplated hereby, whether in any case asserted or arising before or after the Effective Time or the First Effective Time, as the case may be, Newco shall indemnify and hold harmless, to the fullest extent permitted by applicable Law each such Indemnified Party against any Liability (including advancement of reasonable attorneys' fees and expenses prior to the final disposition of any claim, suit, proceeding, or investigation to each Indemnified Party to the fullest extent permitted by Law upon receipt of any undertaking required by applicable Law), judgments, fines, and amounts paid in settlement in connection with any such threatened or actual claim, action, suit, proceeding, or investigation.

                  (b) Newco agrees that all rights to indemnification and all limitations on Liability existing in favor of the directors, officers, and employees of Union Planters, Regions and their Subsidiaries (the "Covered Parties") as provided in their respective Organizational Documents as in effect as of the date of this Agreement or in any indemnification agreement in existence on the date of this Agreement with Union Planters, Regions or their Subsidiaries and disclosed in Union Planters' Disclosure Letter or Regions' Disclosure Letter with respect to matters occurring prior to the Effective Time shall survive the Merger and shall continue in full force and effect, and shall be honored by such entities or their respective successors as if they were the indemnifying party thereunder, without any amendment thereto; provided, that nothing contained in this Section 5.18(b) shall be deemed to preclude any liquidation, consolidation, or merger of any Union Planters or Regions Subsidiaries, in which case all of such rights to indemnification and limitations on Liability shall be deemed to so survive and continue notwithstanding any such liquidation, consolidation, or merger. Without limiting the foregoing, in any case in which approval by Newco is required to effectuate any indemnification, Newco shall direct, at the election of the Indemnified Party, that the determination of any such approval shall be made by independent counsel mutually agreed upon between Newco and the Indemnified Party.

                  (c) Newco, from and after the Effective Time or the First Effective Time, as the case may be, will directly or indirectly cause the Persons who served as directors or officers of Union Planters and Regions immediately prior to the Effective Time to be covered by Union Planters or Regions', respectively, existing directors' and officers' liability insurance policy with respect to acts or omissions occurring prior to the Effective Time or the First Effective Time, as the case may be, which were committed by such officers and directors in their capacity as such; provided, that (i) Newco may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are not less advantageous than such policy, (ii) in no event shall Newco be required to expend more than 250% per year of coverage of the amount currently expended by Union Planters and Regions per year of coverage as of the date of this Agreement (the "Maximum Amount") to maintain or procure insurance coverage pursuant hereto, and (iii) if notwithstanding the use of reasonable best efforts to do so, Newco is unable to maintain or obtain the insurance called for by this Section 5.18(c), Newco shall obtain as much comparable insurance as available for the Maximum Amount. Such insurance coverage shall commence at the Effective Time or the First Effective Time, as the case may be, and will be provided for a period of no less than six years after the Effective Time or the First Effective Time, as the case may be.

                  (d)      Any Indemnified Party wishing to claim
indemnification under Section 5.18(a), upon learning of any claim, action, suit, proceeding or investigation described above, shall promptly notify Newco thereof; provided that the failure so to notify shall not affect the obligations of Newco under Section 5.18(a) unless and to the extent that Newco is prejudiced as a result of such failure.

                  (e) The provisions of this Section 5.18 are intended to be for the benefit of and shall be enforceable by, each Indemnified Party and his or her heirs and representatives.

         5.19     CORPORATE GOVERNANCE.

                  (a) Newco's by-laws at the Effective Time shall contain a Section as set forth below (and all actions shall be taken to give effect thereto). The provisions of this by-law shall also be considered an agreement of the Parties in this Agreement mutatis mutandi.

                                     BY-LAW

         Section ___. CEO POSITION AND SUCCESSION; BOARD COMPOSITION.

         (a) The Board of Directors of Newco has resolved that, effective as of the Effective Time (as defined in the Agreement and Plan of Merger, dated as of January 22, 2004, by and between Regions Financial Corporation ("Regions") and Union Planters Corporation ("Union Planters"), as the same may be amended from time to time (the "Merger Agreement")), Carl E. Jones, Jr. shall serve as Chairman of the Board and Chief Executive Officer of Newco and Jackson W. Moore shall become the President and Chief Executive Officer-Designate of Newco. The Board of Directors of Newco has further resolved that Jackson
                  W. Moore shall be the successor to Carl E. Jones, Jr. as the Chief Executive Officer of Newco, with such succession to become effective on July 1, 2005 or any such earlier date as of which Carl E. Jones, Jr. ceases for any reason to serve in the position of Chief Executive Officer of Newco (the date of such succession, the "First Succession Date"), and that Carl
                  E. Jones, Jr. shall continue to serve as Chairman of the Board following the First Succession Date until June 30, 2006. The Board of Directors has further resolved that Jackson W. Moore shall be the successor to Carl E. Jones, Jr. as the Chairman of the Board of Newco, with such succession to become effective on July 1, 2006 or any such earlier date as of which Carl E. Jones, Jr. no longer serves as the Chairman of the Board of Newco (the "Second Succession Date").

         (b) Effective as of the Effective Time, the Board of Directors of Newco shall be comprised of 26 directors, of which thirteen shall be former members of the Board of Directors of Regions chosen by Regions (the "Former Regions Directors") and thirteen of which shall be former members of the Board of Directors of Union Planters chosen by Union Planters (the "Former Union Planters Directors") and the Former Regions Directors and the Former Union Planters Directors shall be apportioned among the three classes of the Board of Directors in a manner as nearly equal as possible. From and after the Effective Time through June 30, 2007, all vacancies on the Board of Directors of Newco created by the cessation of service of a Former Regions Director shall be filled by a nominee proposed to the nominating committee of the Board of Directors of Newco by a majority of the remaining Former Regions Directors, and all vacancies on the Board of Directors of Newco created by the cessation of service of a Former Union Planters Director shall be filled by a nominee proposed to the nominating committee of the Board of Directors of Newco by a majority of the remaining Former Union Planters Directors, and all directors so nominated and appointed or elected to the Board of Directors of Newco by the Former Regions Directors shall be considered "Former Regions Directors" for purposes of this Section ___ and all directors so nominated and appointed or elected to the Board of Directors of Newco by the Former Union Planters Directors shall be considered "Former Union Planters Directors" for purposes of this Section ___.

         (c) The removal of Carl E. Jones, Jr. or Jackson W. Moore from, or the failure to appoint or re-elect Carl E. Jones, Jr. or Jackson W. Moore to, any of the positions specifically provided for in this Section __, and any amendment to or termination of any employment agreement with Carl E. Jones, Jr. or Jackson W. Moore, prior to the Second Succession Date and any determination not to nominate Carl E. Jones, Jr. or Jackson W. Moore as a Director of Newco, prior to the Second Succession Date, shall each require the affirmative vote of at least 66-2/3% of the full Board of Directors.

         (d) The provisions of this Section ___ may be modified, amended or repealed, and any By-law provision inconsistent with the provisions of this Section ___ may be adopted, only by an affirmative vote of at least 66-2/3% of the full Board of Directors. In the event of any inconsistency between any provision of this Section ___ and any other provision of these By-laws or the Newco's other constituent documents, the provisions of this Section ___ are intended to control.

                  (b) The headquarters of Newco and the lead Subsidiary bank will be located in Birmingham, Alabama and the following business units of Newco will be headquartered in the following places: (A) banking shall be headquartered in Birmingham, Alabama; and (B) broker-dealer and investment services and mortgage banking shall be headquartered in Memphis, Tennessee unless otherwise determined in each case by the affirmative vote of at least 66-2/3% of the full Newco Board of Directors.

                  (c) As of the date hereof, Jackson W. Moore, Union Planters and Regions shall enter into an amendment to Jackson W. Moore's employment agreement. Union Planters and Jackson W. Moore shall also enter into an amendment to Jackson W. Moore's Supplemental Executive Retirement Agreement. As of the date hereof, Carl E. Jones, Jr. and Regions shall enter into an amendment to Carl E. Jones, Jr.'s employment agreement. No amendment, waiver or change may be made to any of the foregoing without the consent of Regions and Union Planters.

                  (d) During each year following the Effective Time, the Board of Directors of Newco shall hold at least two regular meetings of the Board of Directors in Birmingham, Alabama and at least two regular meetings in Memphis, Tennessee unless otherwise determined by the affirmative vote of at least 66-2/3% of the full Board of Directors.

         5.20 FORMATION OF NEWCO. As soon as practicable following the date of this Agreement, Regions and Union Planters shall cause Newco to be duly organized under Delaware law as a direct subsidiary of Regions and Union Planters and to become a party to this Agreement by executing and delivering a supplement hereto, and the representations, warranties, covenants and agreements contained herein made with respect to, or on behalf of, Newco shall be deemed to be made as of the effective time of Newco becoming a party hereto. The Parties agree to cause Newco to comply with all of Newco's agreements, covenants and obligations under this Agreement and to promptly effect the Newco Stockholder Approval. Prior to the Effective Time, the Board of Directors of Newco shall consist of one Regions officer designated by Regions and one Union Planters officer designated by Union Planters, and following the Effective Time, the Board of Directors of Newco shall be constituted as provided in Section 5.19 above.

         5.21 CHANGE OF METHOD. Union Planters and Regions shall be empowered, upon their mutual agreement and without additional approval of their respective Boards of Directors, at any time prior to the Effective Time, to change the method of effecting the combination of Union Planters and Newco, and/or of Regions and Newco (including the provisions of Article 1 and Article
2), if and to the extent they both deem such change to be necessary, appropriate or desirable; provided, however, that no such change shall (i) alter or change the Exchange Ratio or the number of shares of Newco Common Stock received by Union Planters shareholders in exchange for each share of Union Planters Common Stock, (ii) adversely affect the tax treatment of Union Planters' shareholders or Regions' stockholders pursuant to this Agreement, (iii) adversely affect the tax treatment of Union Planters or Regions pursuant to this Agreement or (iv) materially impede or delay the consummation of the transactions contemplated by this Agreement in a timely manner. The Parties agree to reflect any such change in an appropriate amendment to this Agreement executed by both Parties in accordance with Section 8.6.

         5.22 RESTRUCTURING EFFORTS. If either Regions or Union Planters shall have failed to obtain the requisite vote or votes of its Holders for the consummation of the transactions contemplated by this Agreement at a duly held meeting of its Holders or at any adjournment or postponement thereof, each of the parties shall in good faith use its reasonable best efforts to negotiate a restructuring of the transaction provided for herein (it being understood that neither Party shall have any obligation to alter or change the amount or kind of the merger consideration in a manner adverse to such party or its Holders) and/or to resubmit the transaction to their respective Holders for approval.

                                   ARTICLE 6
                CONDITIONS PRECEDENT TO OBLIGATIONS TO CONSUMMATE

         6.1 CONDITIONS TO OBLIGATIONS OF EACH PARTY. The respective obligations of each Party and Newco to perform this Agreement and to consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by each Party pursuant to Section 8.7:

                  (a) STOCKHOLDER AND SHAREHOLDER APPROVAL. Union Planters shall have obtained the Union Planters Shareholder Approval and Regions shall have obtained the Regions Stockholder Approval.

                  (b) REGULATORY APPROVALS. All Regulatory Consents required to consummate the Merger (the "Required Consents") shall (i) have been obtained or made and be in full force and effect and all waiting periods required by Law shall have expired and (ii) not be subject to any term or condition that would, after the Effective Time, have or be reasonably likely to have, a Material Adverse Effect on Newco.

                  (c) NO ORDERS OR RESTRAINTS; ILLEGALITY. No Order issued by any Governmental Authority (whether temporary, preliminary, or permanent) preventing the consummation of the First Step Merger or the Second Step Merger shall be in effect and no Law or Order shall have been enacted, entered, promulgated or enforced by any Governmental Authority that prohibits, restrains, or makes illegal the consummation of the First Step Merger or the Second Step Merger.

                  (d) REGISTRATION STATEMENT. The Registration Statement shall be effective under the 1933 Act, no stop orders suspending the effectiveness of the Registration Statement shall have been issued, and no action, suit, proceeding, or investigation by the SEC or any other Governmental Authority to suspend the effectiveness thereof shall have been initiated and be continuing or be threatened.

                  (e) LISTING OF NEWCO COMMON STOCK. The shares of Newco Common Stock to be issued to the holders of Union Planters Common Stock and Regions Common Stock upon consummation of the Merger shall have been authorized for listing on the NYSE, subject to official notice of issuance.

         6.2 CONDITIONS TO OBLIGATIONS OF REGIONS. The obligations of Regions to perform this Agreement and consummate the First Step Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by Regions pursuant to Section 8.7:

                  (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Union Planters and Newco set forth in this Agreement, after giving effect to Sections 4.1 and 4.2, shall be true and correct as of the date of this Agreement and as of the Closing Date as though made at and as of the Closing Date (except that representations and warranties that by their terms speak specifically as of the date of this Agreement or some other date shall be true and correct as of such date) and Regions shall have received certificates, dated the Closing Date, signed on behalf of Union Planters by the Chief Executive Officer and Chief Financial Officer of Union Planters and signed on behalf of Newco to such effect.

                  (b) PERFORMANCE OF AGREEMENTS AND COVENANTS. Union Planters and Newco shall have duly performed and complied with the agreements and covenants required to be performed and complied with by it pursuant to this Agreement prior to the Effective Time in all material respects and Regions shall have received a certificate, dated the Closing Date, signed on behalf of Union Planters by the Chief Executive Officer and Chief Financial Officer of Union Planters, to such effect.

                  (c) TAX OPINION. Regions shall have received a written opinion from Alston & Bird LLP in a form reasonably satisfactory to Regions, dated the date of the Effective Time, substantially to the effect that, (i) each of the First Step Merger and the Second Step Merger will constitute a reorganization within the meaning of
Section 368(a) of the Internal Revenue Code, (ii) each of Regions and Newco will be a party to that reorganization within the meaning of Section 368(b) of the Internal Revenue Code in respect of the First Step Merger and each of Union Planters and Newco will be a party to the reorganization in respect of the Second Step Merger, and (iii) no gain or loss will be recognized by holders of Regions Common Stock who exchange all of their Regions Common Stock solely for Newco Common Stock pursuant to the First Step Merger. In rendering such opinion, such counsel shall be entitled to rely upon representations of officers of Regions reasonably satisfactory in form and substance to such counsel.

                  (d) EFFECTIVE TIME. All actions shall have been taken, and all conditions satisfied, for the Effective Time to occur (unless the failure to be so satisfied is a result of actions or omissions by Regions).

         6.3 CONDITIONS TO OBLIGATIONS OF UNION PLANTERS. The obligations of Union Planters to perform this Agreement and consummate the Second Step Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by Union Planters pursuant to Section 8.7:

                  (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Regions and Newco set forth in this Agreement, after giving effect to Sections 4.1 and 4.2, shall be true and correct as of the date of this Agreement and as of the Closing Date as though made at and as of the Closing Date (except that representations and warranties that by their terms speak specifically as of the date of this Agreement or some other date shall be true and correct as of such date) and Union Planters shall have received certificates, dated the Closing Date, signed on behalf of Regions by the Chief Executive Officer and Chief Financial Officer of Regions and signed on behalf of Newco to such effect.

                  (b) PERFORMANCE OF AGREEMENTS AND COVENANTS. Regions and Newco shall have duly performed and complied with the agreements and covenants required to be performed and complied with by it pursuant to this Agreement prior to the Effective Time in all material respects and Union Planters shall have received a certificate, dated the Closing Date, signed on behalf of Regions by the Chief Executive Officer and Chief Financial Officer of Regions, to such effect.

                  (c) TAX OPINION. Union Planters shall have received a written opinion from Alston & Bird LLP in a form reasonably satisfactory to Union Planters, dated the date of the Effective Time, substantially to the effect that, (i) each of the First Step Merger and the Second Step Merger will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, (ii) each of Regions and Newco will be a party to that reorganization within the meaning of Section 368(b) of the Internal Revenue Code in respect of the First Step Merger and each of Union Planters and Newco will be a party to the reorganization in respect of the Second Step Merger, and (iii) no gain or loss will be recognized by holders of Union Planters Common Stock who exchange all of their Union Planters Common Stock solely for Newco Common Stock pursuant to the Second Step Merger. In rendering such opinion, such counsel shall be entitled to rely upon representations of officers of Union Planters reasonably satisfactory in form and substance to such counsel.

                  (d) CONSUMMATION OF THE FIRST STEP MERGER. The First Effective Time shall have occurred and the First Step Merger shall have been consummated and the covenant set forth in Section 5.19(a) shall have been satisfied in all respects (unless the failure to be so satisfied is as a result of actions or omissions by Union Planters).

                                    ARTICLE 7
                                   TERMINATION

         7.1 TERMINATION. Notwithstanding any other provision of this Agreement, and notwithstanding the Union Planters Shareholder Approval and Regions Stockholder Approval, this Agreement may be terminated and the Merger abandoned at any time prior to the First Effective Time:

                           (a) By mutual consent of the Board of Directors of both Parties; or

                           (b) By the Board of Directors of either Party in the event of a breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of the other Party, which breach would result in, if occurring or continuing on the Closing Date, the failure of the conditions to the terminating Party's obligations set forth in Section 6.2 or 6.3, as the case dictates, and which cannot be or has not been cured within 30 days after the giving of written notice to the breaching Party of such breach; or

                           (c) By the Board of Directors of either Party in the event that any Required Consent has been denied by final nonappealable action of such authority; or

                           (d) By the Board of Directors of either Party in ] the event that the Merger has not been consummated by December 31, 2004 (the "Termination Date"), if the failure to consummate the transactions contemplated hereby on or before such date is not caused by any breach of this Agreement by the Party electing to terminate pursuant to this Section 7.1; or

                           (e) By the Board of Directors of either Party in the event that (i) the Board of Directors of the other Party has failed to recommend that its shareholders vote in favor of this Agreement or has withdrawn, modified or qualified such recommendation in a manner adverse to the terminating Party, (ii) the other Party has failed to substantially comply with its obligations under Section 5.6 or 5.13, or
         (iii) the Board of Directors of the other Party has recommended or endorsed an Acquisition Proposal; or

                           (f) By the Board of Directors of either Party, if it determines in good faith by a majority vote that the other Party has substantially engaged in bad faith in breach of its obligations under Section 5.22 of this Agreement.

         7.2 EFFECT OF TERMINATION. In the event of the termination and abandonment of this Agreement pursuant to Section 7.1, this Agreement shall become void and have no effect, and none of Regions, Union Planters, any of their respective Subsidiaries, or any of the officers or directors of any of them, shall have any Liability of any nature whatsoever hereunder or in conjunction with the transactions contemplated hereby, except that (a) the provisions of Sections 4.3(q) and 5.11(b), this Section 7.2, and
Article 8 shall survive any such termination and abandonment, and (b) a termination of this Agreement shall not relieve the breaching Party from Liability for any uncured willful breach of a representation, warranty, covenant, or agreement of such Party contained in this Agreement.

                                   ARTICLE 8
                                 MISCELLANEOUS

         8.1      DEFINITIONS.

                  (a) Except as otherwise provided herein, the capitalized terms set forth below shall have the following meanings:

                           "1933 ACT" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                           "1934 ACT" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

                           "ACQUISITION PROPOSAL" shall mean, other than the transactions contemplated by this Agreement, any offer, proposal or inquiry relating to, or any third party indication of interest in, (i) any acquisition or purchase, direct or indirect, of 25% or more of the consolidated assets of a Party and its Subsidiaries or 25% or more of any class of equity or voting securities of a Party or its Subsidiaries whose assets, individually or in the aggregate, constitute more than 25% of the consolidated assets of the Party, (ii) any tender offer (including a self-tender offer) or exchange offer that, if consummated, would result in such third party beneficially owning 25% or more of any class of equity or voting securities of a Party or its Subsidiaries whose assets, individually or in the aggregate, constitute more than 25% of the consolidated assets of the Party, or (iii) a merger, consolidation, share exchange, business combination, reorganization, recapitalization, liquidation, dissolution or other similar transaction involving a Party or its Subsidiaries whose assets, individually or in the aggregate, constitute more than 30% of the consolidated assets of the Party.

                           "AFFILIATE" of a Person shall mean any other Person directly, or indirectly through one or more intermediaries, controlling, controlled by or under common control with such Person.

                           "BHC ACT" shall mean the federal Bank Holding Company Act of 1956, as amended.

                           "COMPENSATION AND BENEFIT PLAN" shall mean any pension, retirement, profit-sharing, deferred compensation, stock option, employee stock ownership, severance pay, vacation, bonus, or other incentive plan, any other employee program or agreement, any medical, vision, dental, or other written health plan, any life insurance plan, and any other employee benefit plan or fringe benefit plan, including any

         "employee benefit plan" (as that term is defined in Section 3(3) of ERISA), maintained by, sponsored in whole or in part by, or contributed to by a Party for the benefit of its and its Subsidiaries' employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries and under which such employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries are eligible to participate and, except for the purposes of Section 5.17, any employment, severance, termination, consulting or retirement Contract with its or its Subsidiaries' current or former employees.

                           "CONFIDENTIALITY AGREEMENT" shall mean that certain Confidentiality Agreement, dated November 25, 2003, by and between Regions and Union Planters.

                           "CONSENT" shall mean any consent, approval, authorization, clearance, exemption, waiver, or similar affirmation by any Person pursuant to any Contract, Law, Order, or Permit.

                           "CONTRACT" shall mean any written or oral agreement, arrangement, commitment, contract, indenture, instrument, lease, understanding, or undertaking of any kind or character to which any Person is a party or that is binding on any Person or its capital stock, assets, or business.

                           "DEFAULT" shall mean (i) any breach or violation of or default under any Contract, Law, Order, or Permit, (ii) any occurrence of any event that with the passage of time or the giving of notice or both would constitute a breach or violation of or default under any Contract, Law, Order, or Permit, or (iii) any occurrence of any event that with or without the passage of time or the giving of notice would give rise to a right to terminate or revoke, change the current terms of, or renegotiate, or to accelerate, increase, or impose any Liability under, any Contract, Law, Order, or Permit.

                           "DGCL" shall mean the Delaware General Corporation Law, as amended.

                           "ENVIRONMENTAL LAWS" shall mean all Laws relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface, or subsurface strata) and which are administered, interpreted, or enforced by the United States Environmental Protection Agency and state and local agencies with jurisdiction over, and including common Law in respect of, pollution or protection of the environment, including CERCLA, the Resource Conservation and Recovery Act, as amended, 42 U.S.C. 6901, et seq., and any other Laws relating to emissions, discharges, releases, or threatened releases of any Hazardous Material, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of any Hazardous Material.

                           "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

                           "ERISA PLAN" shall mean any Compensation and Benefit Plan which is an "employee welfare benefit plan," as that term is defined in Section 3(1) of ERISA, or an "employee pension benefit plan," as that term is defined in Section 3(2) of ERISA.

                           "EXCHANGE AGENT" shall mean an exchange agent mutually agreed upon by Regions and Union Planters, which may be an Affiliate of Regions.

                           "EXCHANGE RATIO" shall mean 1.2346.

                           "EXHIBITS" 1 through 2, inclusive, shall mean the Exhibits so marked, copies of which are attached to this Agreement. Such Exhibits are hereby incorporated by reference herein and made a part hereof, and may be referred to in this Agreement and any other related instrument or document without being attached hereto.

                           "FACILITIES" shall mean all buildings and improvements on the Property of any Person and any of its Subsidiaries.

                           "FINANCIAL STATEMENTS" shall mean (i) the consolidated statements of condition or balance sheets (including related notes and schedules, if any) of a Party included in any SEC Report filed by a Party, and the related statements of income, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) included in any SEC Report filed by a Party, and
         (ii) the consolidated statements of condition or balance sheets of a Party (including related notes and schedules, if any), and related statement of income, change in shareholders' equity, and cash flows (including related notes and schedules, if any) included in its SEC Reports.

                           "GAAP" shall mean United States generally accepted accounting principles, consistently applied during the periods involved.

                           "GOVERNMENTAL AUTHORITY" shall mean each Regulatory Authority and any other domestic or foreign court, administrative agency, commission or other governmental authority or instrumentality (including the staff thereof), or any industry self-regulatory authority (including the staff thereof).

                           "HAZARDOUS MATERIAL" shall mean (i) any hazardous substance, hazardous material, hazardous waste, regulated substance, or toxic substance (as those terms are defined by any applicable Environmental Laws), and (ii) any chemicals, pollutants, contaminants, petroleum, petroleum products that are or become regulated under any applicable local, state, or federal Law (and specifically shall include asbestos requiring abatement, removal, or encapsulation pursuant to the requirements of governmental authorities, black mold and any polychlorinated biphenyls).

                           "HSR ACT" shall mean Section 7A of the Clayton Act, as added by Title II of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

                           "INTELLECTUAL PROPERTY" shall mean all patents, trademarks, trade names, service marks, domain names, database rights, copyrights, and any applications therefor, mask works, technology, know-how, Trade Secrets, inventory, ideas, algorithms, processes, computer software programs or applications (in both source code and object code form), and tangible or intangible proprietary information or material and all other intellectual property or proprietary rights.

                           "INTERNAL REVENUE CODE" shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

                           "JOINT PROXY STATEMENT/PROSPECTUS" shall mean the joint proxy statement and prospectus and other proxy solicitation materials of Regions and Union Planters constituting a part of the Registration Statement.

                           "LAW" shall mean any code, law (including common law), ordinance, regulation, rule, or statute applicable to a Person or its assets, Liabilities, or business, including those promulgated, interpreted, or enforced by any Governmental Authority.

                           "LIABILITY" shall mean any direct or indirect, primary or secondary, liability, indebtedness, obligation, penalty, cost, or expense (including costs of investigation, collection, and defense), claim, deficiency, or guaranty of any type, whether accrued, absolute or contingent, liquidated or unliquidated, matured or unmatured, or otherwise.

                           "LIEN" shall mean any mortgage, pledge, reservation, restriction (other than a restriction on transfers arising under the Securities Laws), security interest, lien, or encumbrance of any nature whatsoever of, on, or with respect to any property or property interest, other than (i) Liens for property Taxes not yet due and payable and (ii) in the case of depository institution Subsidiaries of a Party, pledges to secure deposits.

                           "LITIGATION" shall mean any action, arbitration, cause of action, claim, complaint, criminal prosecution, demand letter, governmental or other examination or investigation, hearing, inquiry, administrative or other proceeding, suit or notice (written or oral) by any Person alleging potential Liability, but shall not include regular, periodic examinations by Regulatory Authorities.

                           "NASD" shall mean the National Association of Securities Dealers, Inc.

                           "NEWCO COMMON STOCK" shall mean the common stock of Newco.

                           "NYSE" shall mean the New York Stock Exchange, Inc.

                           "ORDER" shall mean any administrative decision or award, decree, injunction, judgment, order, quasi-judicial decision or award, ruling, or writ of any federal, state, local, or foreign or other court, arbitrator, mediator, tribunal, administrative agency, or Governmental Authority.

                           "ORGANIZATIONAL DOCUMENTS" shall mean the articles of incorporation, certificate of incorporation, charter, by-laws or other similar governing instruments, in each case as amended as of the date specified, of any Person, including the Union Planters Amended and Restated Charter and the Regions Restated Certificate of Incorporation.

                           "OUTSTANDING" shall mean, with respect to shares of capital stock of a Party, shares of such capital stock that are issued and outstanding at a particular time.

                           "PARTY" shall mean either Regions or Union Planters, and "PARTIES" shall mean both Regions and Union Planters.

                           "PENSION PLAN" shall mean any ERISA Plan which is also subject to Section 412 of the Internal Revenue Code or Section 302 of ERISA.

                           "PERMIT" shall mean any federal, state, local, and foreign governmental approval, authorization, certificate, easement, filing, franchise, license, order or permit from Governmental Authorities that are required for the operation of a Party's respective businesses.

                           "PERMITTED ISSUANCES" shall mean (a) in the case of Regions, (i) issuances of Regions Common Stock upon exercise of Rights outstanding as of the date hereof issued under the Regions Stock Plans,
         (ii) issuances of new Rights pursuant to and in accordance with the Regions Stock Plans for up to 105% of the number by type (i.e., options, restricted stock) of Rights issued by Regions during the twelve months prior to the date hereof, provided that (A) such new issuances are in the ordinary course of business and consistent with past practice in terms of the timing, type, terms and amount of such issuances and (B) such Rights do not vest in connection with the transactions contemplated by this Agreement, (iii) issuances of Regions Common Stock in accordance with the Regions Stock Plans pursuant to Rights outstanding as of the date hereof and (ii) Rights issued under
         (a)(ii) above, and (iv) issuances of Regions Common Stock pursuant to the Regions DRIP to the extent permitted hereunder; and (b) in the case of Union Planters, (i) issuances of Union Planters Common Stock upon conversion of Union Planters Series E Preferred Stock, (ii) issuances of Union Planters Common Stock upon exercise of Rights outstanding as of the date hereof issued under the Union Planters Stock Plans, (iii) issuances of new Rights pursuant to and in accordance with the Union Planters Stock Plans for up to 105% of the number by type (i.e., options, restricted stock) of Rights issued by Union Planters during the twelve months prior to the date hereof, provided that (A) such issuances are in the ordinary course of business and consistent with past practice in terms of the timing, type, terms and amount of such issuances and (B) such Rights do not vest in connection with the transactions contemplated by this Agreement, (iv) issuances of Union Planters Common Stock pursuant to the Union Planters DRIP to the extent permitted hereunder, and (v) issuances of Union Planters Common Stock in accordance with the Union Planters Stock Plans pursuant to Rights outstanding as of the date hereof and Rights issued under (b)(iii) above.

                           "PERMITTED REPURCHASES" shall mean (a) repurchases of Regions Capital Stock or Union Planters Capital Stock in accordance with any stock repurchase program announced prior to the date of this Agreement by a Party, or any extension or renewal of such program, and
         (b) repurchases or redemptions (including any cancellation upon conversion into Union Planters Common Stock) of the issued and outstanding shares of Union Planters Series E Preferred Stock in accordance with Section 5.4.

                           "PERSON" shall mean a natural person or any legal, commercial, or governmental entity, including, a corporation, general partnership, joint venture, limited partnership, limited liability company, trust, business association, group acting in concert, or any person acting in a representative capacity.

                           "PROPERTY" shall mean all real property leased or owned by any Person and its Subsidiaries, either currently or in the past.

                           "REGIONS CAPITAL STOCK" shall mean Regions Common Stock and Regions Preferred Stock.

                           "REGIONS COMMON STOCK" shall mean the $0.625 par value per share common stock of Regions.

                           "REGIONS PREFERRED STOCK" shall mean the $1.00 par value per share preferred stock of Regions.

                           "REGIONS RESTATED CERTIFICATE OF INCORPORATION" shall mean the restated certificate of incorporation of Regions in effect as of the date of this Agreement and amended from time to time thereafter.

                           "REGIONS STOCK PLAN" shall mean any equity compensation plan of Regions.

                           "REGISTRATION STATEMENT" shall mean the Registration Statement on Form S-4, or other appropriate form, including any pre-effective or post-effective amendments or supplements thereto, filed with the SEC by Newco under the 1933 Act with respect to the shares of Newco Common Stock to be issued to the shareholders of Union Planters and Regions in connection with the transactions contemplated by this Agreement.

                           "REGULATORY AUTHORITIES" shall mean, collectively, the Federal Trade Commission, the United States Department of Justice, the Board of the Governors of the Federal Reserve System, the Office of the Comptroller of the Currency, the Federal Deposit Insurance Corporation, the Office of Thrift Supervision, the Internal Revenue Service, the PBGC, all state regulatory agencies having jurisdiction over the Parties and their respective Subsidiaries, the NASD, the NYSE, and the SEC (including, in each case, the staff thereof).

                           "REPRESENTATIVE" shall mean any investment banker, financial advisor, attorney, accountant, consultant, agent or other representative of a Person.

                           "RIGHTS" shall mean, with respect to any Person, securities, or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, or any options, calls, restricted stock, deferred stock awards, stock units, phantom awards, dividend equivalents, or commitments relating to, or any stock appreciation right or other instrument the value of which is determined in whole or in part by reference to the market price or value of, shares of capital stock or earnings of such Person, and shall include the Regions Stock Options, Regions Stock-Based Awards, Union Planters Stock Options and Union Planters Stock-Based Awards, but shall not include the Union Planters Shareholder Rights.

                           "SEC" shall mean the United States Securities and Exchange Commission.

                           "SEC DOCUMENTS" shall mean all forms, proxy statements, registration statements, offering circulars, information statements, reports, schedules, and other documents filed, or required to be filed, by a Party or any of its Subsidiaries with the SEC.

                           "SECURITIES LAWS" shall mean the 1933 Act, the 1934 Act, the Company Act, the Investment Advisers Act, the Trust Indenture Act of 1939, each as amended, state securities and "Blue Sky" Laws, including in each case the rules and regulations of any Governmental Authority promulgated thereunder.

                           "SUBSIDIARY" or "SUBSIDIARIES" shall have the meaning assigned in Rule 1-02(x) of Regulation S-X of the SEC; provided that there shall not be included any such entity acquired through foreclosure or any such entity the equity securities of which are owned or controlled in a fiduciary capacity.

                           "TAX" or "TAXES" shall mean all federal, state, local, and foreign taxes, levies, imposts, duties, or other like assessments, including income, gross receipts, excise, employment, sales, use, transfer, license, payroll, franchise, severance, stamp, occupation, windfall profits, environmental, federal highway use, commercial rent, customs duties, capital stock, paid-up capital, profits, withholding, Social Security, single business and unemployment, disability, real property, personal property, registration, ad valorem, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any related interest and penalties, or additions thereto.

                           "TAX RETURN" shall mean any report, return, information return, or other information required to be supplied to a Taxing authority in connection with Taxes, including any return of an Affiliated or combined or unitary group that includes a Party or its Subsidiaries.

                           "TAXABLE PERIOD" shall mean any period prescribed by any governmental authority, including the United States or any state, local, or foreign government or subdivision or agency thereof for which a Tax Return is required to be filed or Tax is required to be paid.

                           "TBCA" shall mean the Tennessee Business Corporation Act, as amended.

                           "TECHNOLOGY SYSTEMS" shall mean the electronic data processing, information, record keeping, communications, telecommunications, hardware, third party software, networks, peripherals, portfolio trading and computer systems, including any outsourced systems and processes, and Intellectual Property which are used by Person and its Subsidiaries.

                           "TENNESSEE CODE" shall mean the Tennessee Code, as amended.

                           "TERMINATION FEE" shall mean $225,000,000 for any payments by Union Planters, and $320,000,000 for any payments by Regions.

                           "TRADE SECRETS" means all trade secrets and confidential information and know-how, including without limitation processes, schematics, business methods, formulae, drawings, prototypes, models, designs, customer lists and supplier lists.

                           "UNION PLANTERS AMENDED AND RESTATED CHARTER" shall mean the amended and restated charter of Union Planters in effect as of the date of this Agreement and as amended from time to time thereafter.

                           "UNION PLANTERS CAPITAL STOCK" shall mean the Union Planters Common Stock and the Union Planters Preferred Stock.

                           "UNION PLANTERS COMMON STOCK" shall mean the $5.00 par value per share common stock of Union Planters, together with the Union Planters Shareholder Rights attached thereto pursuant to the Union Planters Rights Plan.

                           "UNION PLANTERS PREFERRED STOCK" shall mean the preferred stock, no par value, of Union Planters, including without limitation the Union Planters Series E Preferred Stock and the Union Planters Series F Preferred Stock.

                           "UNION PLANTERS RIGHTS PLAN" shall mean that certain Rights Agreement dated as of January 19, 1999, by and between Union Planters and Union Planters Bank, National Association, as Rights Agent, as amended by the Amendment to Rights Agreement, dated as of December 3, 2001, by and between Union Planters and American Stock Transfer & Trust Company as Rights Agent.

                           "UNION PLANTERS SERIES E PREFERRED STOCK" shall mean the Series E Preferred Stock, no par value, of Union Planters.

                           "UNION PLANTERS SERIES F PREFERRED STOCK" shall mean the Series F Preferred Stock, no par value, of Union Planters.

                           "UNION PLANTERS SHAREHOLDER RIGHTS" shall mean the preferred stock purchase rights issued pursuant to the Union Planters Rights Plan.

                  (b) The terms set forth below shall have the meanings ascribed thereto in the referenced sections:

Agreement...............................................      Preamble
Available Regions Stock Plan Shares.....................      Section 1.6(d)
Available Union Planters Stock Plan Shares..............      Section 2.6(d)

CERCLA..................................................      Section 4.3(h)
Closing.................................................      Section 2.2
Closing Date............................................      Section 2.2
Continuing Employees....................................      Section 5.17(b)
Covered Parties.........................................      Section 5.18(b)
Delaware Secretary......................................      Section 1.2
Disclosure Letter.......................................      Section 4.1
Effective Time..........................................      Section 2.3
ERISA Affiliate.........................................      Section 4.3(k)(v)
Exchange Fund...........................................      Section 3.1(a)
FDIC....................................................      Section 4.3(i)(iii)
First Effective Time....................................      Section 1.2
First Step Merger.......................................      Section 1.1
First Succession Date...................................      Section 5.19(a)
Former Regions Directors................................      Section 5.19(b)
Former Union Planters Directors.........................      Section 5.19(b)
Holder..................................................      Section 3.1(b)
Indemnified Parties.....................................      Section 5.18(a)
Material Adverse Effect.................................      Section 4.2(b)
Maximum Amount..........................................      Section 5.18(c)
Merger..................................................      Section 2.1
New Certificates........................................      Section 3.1(a)
Newco...................................................      Recitals
Newco Stock Option......................................      Section 1.6(a)
Newco Stock-Based Award.................................      Section 1.6(b)
Newco Stockholder Approval..............................      Section 4.3(b)(i)(C)
Old Certificates........................................      Section 2.4(b)
Old Regions Certificates................................      Section 1.3(b)
Old Union Planters Certificates.........................      Section 2.4(b)
PBGC....................................................      Section 4.3(b)(iv)
PCBs....................................................      Section 4.3(h)
Regions.................................................      Preamble
Regions DRIP............................................      Section 1.6(f)
Regions Insiders........................................      Section 5.15
Regions Stock Option....................................      Section 1.6(a)
Regions Stock-Based Award...............................      Section 1.6(b)
Regions Stockholder Approval............................      Section 4.3(b)(i)(B)
Regulatory Consents.....................................      Section 5.9(b)
Required Consents.......................................      Section 6.1(b)
Second Step Merger......................................      Section 2.1
Second Succession Date..................................      Section 5.19(a)
SEC Reports.............................................      Section 4.3(d)(i)
Takeover Laws...........................................      Section 4.3(p)
Tennessee Secretary.....................................      Section 2.3
Termination Date........................................      Section 7.1(d)
Union Planters..........................................      Preamble

Union Planters DRIP.....................................      Section 2.6(f)
Union Planters Insiders.................................      Section 5.15
Union Planters Shareholder Approval.....................      Section 4.3(b)(i)(A)
Union Planters Stock Option.............................      Section 2.6(a)
Union Planters Stock Plan...............................      Section 2.6(a)
Union Planters Stock-Based Award........................      Section 2.6(b)

                  (c) Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words "include," "includes," or "including" are used in this Agreement, they shall be deemed followed by the words "without limitation." The words "hereby," "herein," "hereof" or "hereunder," and similar terms are to be deemed to refer to this Agreement as a whole and not to any specific section.

         8.2      NON-SURVIVAL OF REPRESENTATIONS AND COVENANTS. Except for
Article 1, Article 2 and Article 3, Sections 5.5(d), 5.11(b) and 5.19, and this
Article 8, the respective representations, warranties, obligations, covenants, and agreements of the Parties and Newco shall be deemed only to be conditions of the Merger and shall not survive the Effective Time.

         8.3      EXPENSES.

                  (a) Except as otherwise provided in this Section 8.3 or in Section 8.4, each of the Parties and Newco shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including filing, registration, and application fees, printing fees, and fees and expenses of its own financial or other consultants, investment bankers, accountants, and counsel, except that the Parties shall each bear and pay one-half of the filing fees payable in connection with the Registration Statement and the Joint Proxy Statement/Prospectus and one half of the printing costs incurred in connection with the printing of the Registration Statement and the Joint Proxy Statement/Prospectus.

                  (b) Nothing contained in this Section 8.3 shall constitute or shall be deemed to constitute liquidated damages for the willful breach by a Party or Newco of the terms of this Agreement or otherwise limit the rights of the non-breaching Party or Newco.

         8.4      TERMINATION FEE.

                  (a) In the event that (i) Regions or Union Planters, respectively, shall terminate this Agreement pursuant to Sections 7.1(d) or 7.1(e)(i) or (ii), (ii) the Union Planters Shareholder Approval shall not have been obtained by reason of the failure to obtain the required vote at the Union Planters shareholders' meeting where this Agreement was presented to such shareholders for approval and voted upon or the Regions Stockholder Approval has not been obtained by reason of the failure to obtain the required vote at the Regions stockholders' meeting where this Agreement was presented to such stockholders for approval and voted upon, (iii) at any time after the date of this Agreement and prior to such vote there shall have been publicly announced an Acquisition Proposal with respect to Union Planters or Regions, respectively, that has not been formally and absolutely withdrawn or abandoned prior to such termination, and (iv) within 12 months following such termination an Acquisition Proposal with respect to Union

Planters or Regions, respectively, is consummated or a definitive agreement or letter of intent is entered into by Union Planters or Regions, respectively, with respect to an Acquisition Proposal, Union Planters or Regions, respectively, shall pay Regions or Union Planters, respectively, the terminating Party the Termination Fee within five business days after the date of the event described in clause (iv), by wire transfer of immediately available funds.

                  (b) In the event that (i) either Party shall terminate this Agreement pursuant to Sections 7.1(d) or 7.1(f), (ii) at any time after the date of this Agreement and prior to such termination there shall have been publicly announced an Acquisition Proposal with respect to the other Party that has not been formally and absolutely withdrawn or abandoned prior to such termination, (iii) following the announcement of such Acquisition Proposal, the other Party shall have either (x) engaged in a bad faith breach of its obligations under Section 5.22 of this Agreement or (y) intentionally breached (and not cured after notice thereof) any of its representations, warranties, covenants or agreements set forth in this Agreement, which breach (in the case of this clause (y)) shall have materially contributed to the failure of the Effective Time to occur on or before the Termination Date, and (iv) within 12 months following such termination an Acquisition Proposal with respect to such Party is consummated or a definitive agreement or letter of intent is entered into by such Party with respect to an Acquisition Proposal, such Party shall pay the terminating Party the Termination Fee within five business days after the date of the event described in clause (iv), by wire transfer of immediately available funds.

                  (c) In the event that either Party shall terminate this Agreement pursuant to Sections 7.1(e)(iii), then, in each case, the other Party shall pay to the terminating Party the Termination Fee on the date this Agreement is terminated, by wire transfer of immediately available funds.

                  (d) The Parties hereby acknowledge that the agreements contained in this Section 8.4 are an integral part of the transactions contemplated by this Agreement and that, without these agreements, neither Party would enter into this Agreement. In the event that either Party fails to pay when due any amount payable under this Section 8.4, then (i) the defaulting Party shall reimburse the other Party for all costs and expenses (including disbursements and reasonable fees of counsel) incurred in connection with the collection of such overdue amount, and (ii) the defaulting Party shall pay to the other Party interest on such overdue amount (for the period commencing as of the date such overdue amount was originally required to be paid and ending on the date such overdue amount is actually paid in full) at a rate per annum equal to three percent (3%) over the "prime rate" (as announced by Citibank, N.A.) in effect on the date such overdue amount was originally required to be paid.

                  (e)      A Party shall only be obligated to pay one
Termination Fee.

         8.5 ENTIRE AGREEMENT. Except as otherwise expressly provided herein, this Agreement (including the Disclosure Letters and Exhibits) constitutes the entire agreement between the Parties and Newco with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereto, written or oral, other than the Confidentiality Agreement, which shall remain in effect. Nothing in this Agreement expressed or implied, is intended to confer upon any Person, other than the Parties or Newco or their respective successors, any rights, remedies, obligations, or liabilities under or by reason of this Agreement except as provided in Sections 5.18 and 5.19.

         8.6 AMENDMENTS. Before the Effective Time, this Agreement may be amended by a subsequent writing signed by each of the Parties and Newco, whether before or after the Union Planters Shareholder Approval or Regions Stockholder Approval has been obtained, except to the extent that any such amendment would violate applicable Law or would require the approval of the shareholders of Union Planters or stockholders of Regions, unless such required approval is obtained.

         8.7      WAIVERS.

                  (a) Prior to or at the Effective Time, either Party or Newco shall have the right to waive any Default in the performance of any term of this Agreement by the other Party or Newco, to waive or extend the time for the compliance or fulfillment by the other Party or Newco of any and all of such other Party's or Newco's obligations under this Agreement, and to waive any or all of the conditions precedent to its obligations under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No waiver by a Party or Newco shall be effective unless in writing signed by a duly authorized officer of such Party or Newco.

                  (b) The failure of any Party or Newco at any time or times to require performance of any provision hereof shall in no manner affect the right of such Party or Newco at a later time to enforce the same or any other provision of this Agreement. No waiver of any condition or of the breach of any term contained in this Agreement in one or more instances shall be deemed to be or construed as a further or continuing waiver of such condition or breach or a waiver of any other condition or of the breach of any other term of this Agreement.

         8.8 ASSIGNMENT. Except as expressly contemplated hereby, neither this Agreement nor any of the rights, interests, or obligations hereunder shall be assigned by any Party or Newco (whether by operation of Law or otherwise) without the prior written consent of each other party. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by the parties and their respective successors and assigns.

         8.9 NOTICES. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered by hand, by facsimile transmission, by registered or certified mail, postage pre-paid, or by courier or overnight carrier, to the Persons at the addresses set forth below (or at such other address as may be provided hereunder), and shall be deemed to have been delivered as of the date so delivered:

         Union Planters:           Union Planters Corporation
                                   6200 Poplar Avenue
                                   Memphis, TN 38119
                                   Telecopy Number: (901) 580-4406
                                   Attention: Jackson W. Moore
                                              Chief Executive Officer

         Copy to Counsel:          6200 Poplar Avenue
                                   Memphis, TN 38119
                                   Telecopy Number: (901) 580-5770
                                   Attention: E. James House, Jr., Esq.
                                              General Counsel

                                   Wachtell, Lipton, Rosen & Katz
                                   51 West 52nd Street
                                   New York, NY  10019
                                   Telecopy Number: (212) 403-2000
                                   Attention: Edward D. Herlihy, Esq.

         Regions:                  Regions Financial Corporation
                                   417 North 20th Street
                                   Birmingham, AL 35202
                                   Telecopy Number: (205) 326-7818
                                   Attention: Carl E. Jones, Jr.
                                              Chief Executive Officer

         Copy to Counsel:          417 North 20th Street
                                   Birmingham, AL 35202
                                   Telecopy Number: (205) 326-7751
                                   Attention: R. Alan Deer, Esq.
                                              General Counsel

                                   Sullivan & Cromwell LLP
                                   125 Broad Street
                                   New York, NY 10004-2498
                                   Telecopy Number: (212) 558-3588
                                   Attention: H. Rodgin Cohen, Esq.
                                              Mark J. Menting, Esq.

         8.10 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware, without regard to any applicable principles of conflicts of Laws, except to the extent that the Laws of the State of Tennessee relate to the consummation of the Merger.

         8.11 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument, and which counterparts may be delivered by facsimile.

         8.12 CAPTIONS. The captions contained in this Agreement are for reference purposes only and are not part of this Agreement.

         8.13 INTERPRETATIONS. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against any Party or Newco, whether under any rule of construction or otherwise. No party to this Agreement shall be considered the draftsman. The Parties and Newco acknowledge and agree that this Agreement has been reviewed, negotiated, and accepted by all Parties and their attorneys and shall be construed and interpreted according to the ordinary meaning of the words used so as fairly to accomplish the purposes and intentions of the Parties and Newco. Nothing contained herein shall require any Party or person to take any action of any type in violation of applicable law.

         8.14 SEVERABILITY. If any term or provision of this Agreement is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to Persons or circumstances other than those as to which it has been held invalid or unenforceable, shall remain in full force and effect and in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party or Newco. Upon such determination, the Parties and Newco shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the Parties and Newco. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

         8.15 WAIVER OF JURY TRIAL. Each Party and Newco acknowledges and agrees that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues, and therefore each Party and Newco hereby irrevocably and unconditionally waives any right such Party and Newco may have to a trial by jury in respect of any Litigation, directly or indirectly, arising out of, or relating to, this Agreement, or the transactions contemplated by this Agreement. Each Party and Newco certifies and acknowledges that (a) no representative, agent or attorney of the other Party or Newco has represented, expressly or otherwise, that such other Party or Newco would not, in the event of Litigation, seek to enforce the foregoing waiver, (b) each Party and Newco understands and has considered the implications of this waiver, (c) each Party and Newco makes this waiver voluntarily, and (d) each Party and Newco has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 8.15.

                  IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be duly executed and delivered on its behalf by its duly authorized officers as of the day and year first above written.

                           REGIONS FINANCIAL CORPORATION

                           By:/s/ CARL E. JONES, JR.
                              ---------------------------
                           Name: Carl E. Jones, Jr.
                           Title: Chief Executive Officer

                           UNION PLANTERS CORPORATION

                           By:/s/ JACKSON W. MOORE
                              ---------------------------
                           Name: Jackson W. Moore
                           Title: Chief Executive Officer

                                                                       EXHIBIT 1


                          AMENDMENT TO RIGHTS AGREEMENT


                  This Amendment to Rights Agreement (this "Amendment"), dated as of January [__], 2004, by and between UNION PLANTERS CORPORATION, a Tennessee corporation (the "Company"), and AMERICAN STOCK TRANSFER & TRUST COMPANY, a New York corporation (the "Rights Agent"), further amends that certain Rights Agreement (the "Rights Agreement"), dated as of January 22, 1999, by and between the Company and Union Planters Bank, National Association, as amended by the Company and the Rights Agent as of December 3, 2001. Unless otherwise defined herein, capitalized terms used in this Amendment shall have the meanings ascribed to them in the Rights Agreement.

                  WHEREAS, the Company's Board of Directors has approved, and the Company intends to execute, an Agreement and Plan of Merger (as amended, supplemented, modified or replaced from time to time, the "Merger Agreement"), dated as of January [__], 2004, by and between the Company and Regions Financial Corporation, a Delaware corporation ("Regions"), pursuant to which the Company and Regions will be merged with and into a direct wholly owned subsidiary of the Company and Regions organized under Delaware law ("Newco") with Newco as the surviving corporation (the "Merger");

                  WHEREAS, the Board of Directors of the Company has determined that the Merger Agreement and the terms and conditions set forth therein and the transactions contemplated thereby, including, without limitation, the Merger, are in the best interests of the Company and its shareholders;

                  WHEREAS, the Board of Directors of the Company has determined, in connection with its contemplation of the Merger Agreement, that an amendment to the Rights Agreement as set forth herein is necessary and desirable to exempt the Merger Agreement and the transactions contemplated thereby, including, without limitation, the Merger, from the application of the Rights Agreement as set forth in this Amendment;

                  WHEREAS, pursuant to Section 26 of the Rights Agreement, the Company may, and the Rights Agent shall, if the Company so directs, supplement or amend any provisions of the Rights Agreement, subject to the limitations set forth in such Section 26; and

                  WHEREAS, pursuant to Section 26 of the Rights Agreement, the Company hereby directs that the Rights Agreement should be amended as set forth herein;

                  NOW, THEREFORE, in consideration of the promises and mutual agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the Company and the Rights Agent hereby agree as follows:

                  A. Amendment of Section 1. Section 1 of the Rights Agreement is supplemented to add the following definitions in the appropriate alphabetical locations:

                  "Regions" means Regions Financial Corporation, a Delaware corporation.

                  "Merger" shall mean the "Merger" as such term is defined in the Merger Agreement.

                  "Merger Agreement" shall mean the Agreement and Plan of Merger, dated as of January [__], 2004, by and between the Company and Regions, as it may be amended, supplemented, modified or replaced from time to time.

                  "Newco" shall mean a direct wholly owned subsidiary of the Company and Regions organized under Delaware law, into which the Company will merge in the Merger.

                  B. Amendment of the Definition of "Acquiring Person". The definition of "Acquiring Person" in Section 1 of the Rights Agreement is hereby amended by adding the following sentence at the end thereof:

                  "Notwithstanding anything in this Rights Agreement to the contrary, neither Regions, Newco nor any of their Affiliates or Associates shall be deemed to be an Acquiring Person as a result, directly or indirectly, of (i) the approval, execution, delivery or performance of the Merger Agreement,
                  (ii) the consummation of the Merger or (iii) the consummation of any other transaction contemplated by the Merger Agreement, including, without limitation, the exchange of common stock of the Company for common stock of Newco pursuant to the Merger Agreement."

                  C.       Amendments to Section 3.

                  Section 3(b) of the Rights Agreement is hereby amended and supplemented by adding the following sentence at the end thereof:

                  "Notwithstanding anything in this Rights Agreement to the contrary, a Distribution Date shall not be deemed to have occurred as the result, directly or indirectly, of (i) the approval, execution, delivery or performance of the Merger Agreement, (ii) the consummation of the Merger, (iii) the consummation of any other transaction contemplated by the Merger Agreement, including, without limitation, the exchange of common stock of the Company for common stock of Newco pursuant to the Merger Agreement, or (iv) the public announcement of any of the foregoing."

                  Section 3 of the Rights Agreement is amended to add the following sentence at the end thereof as a new Section 3(e):

                  "     (e)     Nothing in this Rights Agreement shall be
                  construed to give any holder of Rights or any other Person any legal or equitable rights, remedies or claims under this Rights Agreement, including but not limited to under Section 11 hereof, by virtue of (i) the approval, execution, delivery or performance of the Merger Agreement, (ii) the consummation of the Merger,
                  (iii) the consummation of any other transaction contemplated by the Merger Agreement, including, without limitation, the exchange of common stock of the Company for common stock of Newco pursuant to the Merger Agreement, or (iv) the public announcement of any of the foregoing."

                  D. Effective Date of Amendment. This Amendment shall be deemed effective as of the date first written above, as if executed on such date.

                  E. Effect of Amendment. Except as expressly set forth herein, the Rights Agreement shall not by implication or otherwise be supplemented or amended by virtue of this Amendment, but shall remain in full force and effect, as amended hereby. This Amendment shall be construed in accordance with and as a part of the Rights Agreement, and all terms, conditions, representations, warranties, covenants and agreements set forth in the Rights Agreement and each other instrument or agreement referred to therein, except as herein amended, are hereby ratified and confirmed.

                  F. Waiver of Notice. The Rights Agent and the Company hereby waive any notice requirement with respect to each other under the Rights Agreement, if any, pertaining to the matters covered by this Amendment.

                  G. Severability. If any term, provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

                  H. Governing Law. This Amendment shall be deemed to be a contract made under the law of the Commonwealth of Kentucky and for all purposes shall be governed by and construed in accordance with the law of such Commonwealth applicable to contracts to be made and performed entirely within such Commonwealth.

                  I. Counterparts. This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

                  J. Descriptive Headings. Descriptive headings of the several Sections of this Amendment are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions of this Amendment.

                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.


                                UNION PLANTERS CORPORATION

                                        By:
                                             ----------------------------------
                                             Name:
                                             Title:


                                AMERICAN STOCK TRANSFER & TRUST COMPANY

                                        By:
                                             ----------------------------------
                                             Name:
                                             Title:

                                                                     EXHIBIT 2-A




                            FORM OF AFFILIATE LETTER

Newco

------------------


------------------

Ladies and Gentlemen:

         I have been advised that as of the date hereof I may be deemed to be an "affiliate" of Union Planters Corporation, a Tennessee corporation ("Union Planters"), as the term "affiliate" is defined for purposes of paragraphs (c) and (d) of Rule 145 ("Rule 145") of the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (including the rules and regulations thereunder, the "Act"). I have been further advised that pursuant to the terms of the Agreement and Plan of Merger, dated as of January 22, 2004 (the "Merger Agreement"), by and between Union Planters and Regions Financial Corporation, a Delaware corporation ("Regions"), Union Planters and Regions shall be merged with and into a direct wholly owned subsidiary of Union Planters and Regions organized under Delaware law ("Newco") with Newco as the surviving corporation (the "Merger"), and each share of common stock, par value $5.00 per share, of Union Planters ("Union Planters Common Stock") shall be converted into the right to receive 1 shares of common stock, par value $[__] per share, of Newco ("Newco Common Stock"). I further understand that I may receive Newco Common Stock as a result of the exercise of Union Planters Stock Options or other similar Rights. All capitalized terms used in this letter but not defined herein shall have the meanings ascribed thereto in the Merger Agreement.

         I hereby represent, warrant and covenant to Newco that, in the event I receive any Newco Common Stock as a result of the Merger:

         1. The Newco Common Stock to be received by me as a result of the Merger or any securities which may be paid as a dividend or otherwise distributed thereon or with respect thereto or issued or delivered in exchange or substitution therefor, or any Union Planters Stock Option, Right or other interest (all such shares and securities being referred to herein as "Restricted Securities") will be taken for my own account, and not for others, directly or indirectly, in whole or in part, and I will not make any sale, transfer or other disposition of Restricted Securities in violation of the Act.

         2. I have carefully read this letter and discussed its requirements and other applicable limitations upon my ability to sell, transfer or otherwise dispose of Restricted Securities to the extent I believed necessary with my counsel or counsel for Union Planters.

         3. I have been advised that the issuance of Newco Common Stock to me pursuant to the Merger will be registered with the SEC under the Act. However, I have also been advised that, since at the time the Merger will be submitted for a vote of the shareholders of Union Planters I may be deemed to have been an affiliate of Union Planters and the distribution by me of Restricted Securities has not been registered under the Act, I may not sell, transfer or otherwise dispose of Restricted Securities issued to me as a result of the Merger unless (i) such sale, transfer or other disposition has been registered under the Act, (ii) such sale, transfer or other disposition is made in conformity with the volume and other limitations of Rule 145, or (iii) in the opinion of counsel in form and substance reasonably acceptable to Newco, such sale, transfer or other disposition is otherwise exempt from registration under the Act.

         4. I understand that Newco is under no obligation to register the sale, transfer or other disposition of Restricted Securities by me or on my behalf under the Act or to take any other action necessary in order to make compliance with an exemption from such registration available.

         5. I also understand that stop transfer instructions will be given to Newco's transfer agent with respect to Restricted Securities and that there will be placed on the certificates for Restricted Securities issued to me, or securities issued in substitution therefor, a legend stating in substance:

                  "THE SHARES REPRESENTED BY THIS CERTIFICATE (A) WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 UNDER THE SECURITIES ACT OF 1933, AS AMENDED, APPLIES AND (B) MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT OR UNLESS (1) COVERED BY AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT, (2) IN CONFORMITY WITH THE VOLUME AND OTHER LIMITATIONS OF RULE 145 UNDER SUCH ACT, OR (3) IN ACCORDANCE WITH A LEGAL OPINION IN FORM AND SUBSTANCE REASONABLY ACCEPTABLE TO NEWCO THAT SUCH SALE OR TRANSFER IS OTHERWISE EXEMPT FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT."

         6. I understand and agree that, unless the transfer by me of my Restricted Securities has been registered under the Act or is a sale made in conformity with the provisions of Rule 145, Newco reserves the right, in its sole discretion, to put the following legend on the certificates issued to my transferee:

                  "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND WERE ACQUIRED FROM A PERSON WHO RECEIVED SUCH SHARES IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SHARES HAVE BEEN ACQUIRED BY THE HOLDER NOT WITH A VIEW TO, OR FOR RESALE IN CONNECTION WITH, ANY DISTRIBUTION THEREOF WITHIN THE MEANING OF THE SECURITIES ACT OF 1933 AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933."

         7. I understand and agree that the legends set forth in paragraphs (5) and (6) above shall be removed by delivery of substitute certificates without such legend, and/or the issuance of a letter to Newco's transfer agent removing such stop transfer instructions, and the above restrictions on sale will cease to apply, if (A) one year (or such other period as may be required by Rule 145(d)(2) under the Act or any successor thereto) shall have elapsed from the Closing Date and the provisions of such Rule are then available to me; (B) if two years (or such other period as may be required by Rule 145(d)(3) under the Act or any successor thereto) shall have elapsed from the Effective Date and the provisions of such Rule are then available to me; or (C) I have delivered to Newco (i) a copy of a letter from the staff of the SEC, an opinion of counsel in form and substance reasonably satisfactory to Newco, or other evidence reasonably satisfactory to Newco to the effect that such legend and/or stop transfer instructions are not required for purposes of the Act or (ii) evidence or representations reasonably satisfactory to Newco that the securities represented by such certificates are being or have been transferred in a transaction made in conformity with the provisions of Rule 145 or pursuant to an effective registration under the Act.

         8. By executing this letter, without limiting or abrogating the agreements that I have made as set forth above, I am not admitting that I am an "affiliate" of Union Planters as described in the first paragraph of this letter or waiving any rights I may have to object to any claim that I am such an "affiliate" on or after the date of this letter.

         9. I understand and agree that the foregoing provisions also apply to (i) my spouse, (ii) any relative of mine or my spouse occupying my home, (iii) any trust or estate in which I, my spouse or any such relative owns at least 10% beneficial interest or of which any of us serves as trustee, executor or in any similar capacity, and (iv) any corporate or other organization in which I, my spouse or any such relative owns at least 10% of any class of equity securities or of the equity interest.

         10. I understand and agree that this Letter Agreement will terminate and be of no further force and effect if the Merger Agreement is terminated in accordance with its terms.

         11. This Letter Agreement shall be governed by the Laws of the State of Delaware.

                                                Very truly yours,



                                                --------------------------------
                                                Name:


ACCEPTED this         day of         , 2004:

NEWCO


By:
   ---------------------------
     Name:
     Title:

                                                                     EXHIBIT 2-B


                            FORM OF AFFILIATE LETTER

Newco

------------------


------------------


Ladies and Gentlemen:

         I have been advised that as of the date hereof I may be deemed to be an "affiliate" of Regions Financial Corporation, a Delaware corporation ("Regions"), as the term "affiliate" is defined for purposes of paragraphs (c) and (d) of Rule 145 ("Rule 145") of the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (including the rules and regulations thereunder, the "Act"). I have been further advised that pursuant to the terms of the Agreement and Plan of Merger, dated as of January 22, 2004 (the "Merger Agreement"), by and between Union Planters Corporation, a Tennessee corporation ("Union Planters") and Regions, Union Planters and Regions shall be merged with and into a direct wholly owned subsidiary of Union Planters and Regions organized under Delaware law ("Newco") with Newco as the surviving corporation (the "Merger"), and each share of common stock, par value $0.625 per share, of Regions ("Regions Common Stock") shall be converted into the right to receive 1.2346 shares of common stock, par value $[__] per share, of Newco ("Newco Common Stock"). I further understand that I may receive Newco Common Stock as a result of the exercise of Regions Stock Options or other similar Rights. All capitalized terms used in this letter but not defined herein shall have the meanings ascribed thereto in the Merger Agreement.

         I hereby represent, warrant and covenant to Newco that, in the event I receive any Newco Common Stock as a result of the Merger:

         1. The Newco Common Stock to be received by me as a result of the Merger or any securities which may be paid as a dividend or otherwise distributed thereon or with respect thereto or issued or delivered in exchange or substitution therefor, or any Regions Stock Option, Right or other interest (all such shares and securities being referred to herein as "Restricted Securities") will be taken for my own account, and not for others, directly or indirectly, in whole or in part, and I will not make any sale, transfer or other disposition of Restricted Securities in violation of the Act.

         2. I have carefully read this letter and discussed its requirements and other applicable limitations upon my ability to sell, transfer or otherwise dispose of Restricted Securities to the extent I believed necessary with my counsel or counsel for Regions.

         3. I have been advised that the issuance of Newco Common Stock to me pursuant to the Merger will be registered with the SEC under the Act. However, I have also been advised that, since at the time the Merger will be submitted for a vote of the shareholders of Regions I may be deemed to have been an affiliate of Regions and the distribution by me of Restricted Securities has not been registered under the Act, I may not sell, transfer or otherwise dispose of Restricted Securities issued to me as a result of the Merger unless (i) such sale, transfer or other disposition has been registered under the Act, (ii) such sale, transfer or other disposition is made in conformity with the volume and other limitations of Rule 145, or (iii) in the opinion of counsel in form and substance reasonably acceptable to Newco, such sale, transfer or other disposition is otherwise exempt from registration under the Act.

         4. I understand that Newco is under no obligation to register the sale, transfer or other disposition of Restricted Securities by me or on my behalf under the Act or to take any other action necessary in order to make compliance with an exemption from such registration available.

         5. I also understand that stop transfer instructions will be given to Newco's transfer agent with respect to Restricted Securities and that there will be placed on the certificates for Restricted Securities issued to me, or securities issued in substitution therefor, a legend stating in substance:

                  "THE SHARES REPRESENTED BY THIS CERTIFICATE (A) WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 UNDER THE SECURITIES ACT OF 1933, AS AMENDED, APPLIES AND (B) MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT OR UNLESS (1) COVERED BY AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT, (2) IN CONFORMITY WITH THE VOLUME AND OTHER LIMITATIONS OF RULE 145 UNDER SUCH ACT, OR (3) IN ACCORDANCE WITH A LEGAL OPINION IN FORM AND SUBSTANCE REASONABLY ACCEPTABLE TO NEWCO THAT SUCH SALE OR TRANSFER IS OTHERWISE EXEMPT FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT."

         6. I understand and agree that, unless the transfer by me of my Restricted Securities has been registered under the Act or is a sale made in conformity with the provisions of Rule 145, Newco reserves the right, in its sole discretion, to put the following legend on the certificates issued to my transferee:

                  "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND WERE ACQUIRED FROM A PERSON WHO RECEIVED SUCH SHARES IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SHARES HAVE BEEN ACQUIRED BY THE HOLDER NOT WITH A VIEW TO, OR FOR RESALE IN CONNECTION WITH, ANY DISTRIBUTION THEREOF WITHIN THE MEANING OF THE SECURITIES ACT OF 1933 AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933."

         7. I understand and agree that the legends set forth in paragraphs (5) and (6) above shall be removed by delivery of substitute certificates without such legend, and/or the issuance of a letter to Newco's transfer agent removing such stop transfer instructions, and the above restrictions on sale will cease to apply, if (A) one year (or such other period as may be required by Rule 145(d)(2) under the Act or any successor thereto) shall have elapsed from the Closing Date and the provisions of such Rule are then available to me; (B) if two years (or such other period as may be required by Rule 145(d)(3) under the Act or any successor thereto) shall have elapsed from the Effective Date and the provisions of such Rule are then available to me; or (C) I have delivered to Newco (i) a copy of a letter from the staff of the SEC, an opinion of counsel in form and substance reasonably satisfactory to Newco, or other evidence reasonably satisfactory to Newco to the effect that such legend and/or stop transfer instructions are not required for purposes of the Act or (ii) evidence or representations reasonably satisfactory to Newco that the securities represented by such certificates are being or have been transferred in a transaction made in conformity with the provisions of Rule 145 or pursuant to an effective registration under the Act.

         8. By executing this letter, without limiting or abrogating the agreements that I have made as set forth above, I am not admitting that I am an "affiliate" of Regions as described in the first paragraph of this letter or waiving any rights I may have to object to any claim that I am such an "affiliate" on or after the date of this letter.

         9. I understand and agree that the foregoing provisions also apply to (i) my spouse, (ii) any relative of mine or my spouse occupying my home, (iii) any trust or estate in which I, my spouse or any such relative owns at least 10% beneficial interest or of which any of us serves as trustee, executor or in any similar capacity, and (iv) any corporate or other organization in which I, my spouse or any such relative owns at least 10% of any class of equity securities or of the equity interest.

         10. I understand and agree that this Letter Agreement will terminate and be of no further force and effect if the Merger Agreement is terminated in accordance with its terms.

         11. This Letter Agreement shall be governed by the Laws of the State of Delaware.

                                        Very truly yours,



                                             ----------------------------------
                                        Name:


ACCEPTED this         day of                  2004:

NEWCO


By:
   ------------------------------
     Name:
     Title: